EDGAR description of inside front and back cover of prospectus of Thinking Tools, Inc.


         The inside front cover of the prospectus contains three color digitized images.

         The image in the upper left corner of the inside cover is a screen from the Company's TeleSim product which contains graphics showing a market area of buildings and other structures and prompts and icons of various choices to be made with the product.

         The image in the middle of the inside cover is a screen from the Company's Project Challenge product which contains a project manager figure and various charts in connection with a model information systems project.

         The image on the bottom left corner of the inside cover is the title screen for the Company's SimHealth product which is the beginning screen containing the tile SimHealth and some illustrative healthcare scenes.

         The image on the back inside cover, which covers nearly the entire page, is a screen from the Company's SimHealth product showing a city area with buildings and other structures and an accident near a hospital.

   As filed with the Securities and Exchange Commission on October 11, 1996



                                                    Registration No. 333-11321

================================================================================

                   U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                         Amendment No. 1 to FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933



                              THINKING TOOLS, INC.
                 (Name of small business issuer in its charter)

         Delaware                      7372                   77-0436410
   (State or jurisdiction       (Primary Standard          (I.R.S. Employer
    of incorporation or     Industrial Classification    Identification No.)
       organization)               Code Number)

                     Thinking Tools, Inc.                                     John Hiles, President
                 One Lower Ragsdale Drive, 1-250                              Thinking Tools, Inc.
                   Monterey, California 93940                            One Lower Ragsdale Drive, 1-250
   (Address of principal executive offices and principal place             Monterey, California 93940
                          of business)                                 (408) 373-8688/(408) 373-7020 (Fax)
                                                                  (Name, address, and telephone number of agent
                                                                                  for service)

                               ---------------

                                  Copies to:



           Stephen H. Kay, Esq.                    Thomas E. Constance, Esq.
Squadron, Ellenoff, Plesent & Sheinfeld, LLP         Shari K. Krouner, Esq.
              551 Fifth Avenue                 Kramer, Levin, Naftalis & Frankel
          New York, New York 10176                      919 Third Avenue
         Telephone: (212) 661-6500                  New York, New York 10022
         Telecopier: (212) 697-6686                Telephone: (212) 715-9100
                                                   Telecopier: (212) 715-8000

                               ---------------

   Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

                               ---------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                            CROSS REFERENCE SHEET

                                                                          Location or Caption
                      Item Number of Form SB-2                               in Prospectus
        ------------------------------------------------   -------------------------------------------------
 1.     Front of the Registration Statement and
        Outside Front Cover of Prospectus                  Outside Front Cover Page

 2.     Inside Front and Outside Back Cover Pages of
        Prospectus                                         Inside Front and Outside Back Cover Pages

 3.     Summary Information and Risk Factors               Prospectus Summary; Risk Factors

 4.     Use of Proceeds                                    Prospectus Summary; Use of Proceeds; Business

 5.     Determination of Offering Price                    Outside Front Cover Page; Underwriting

 6.     Dilution                                           Risk Factors--Dilution; Dilution

 7.     Selling Security Holders                           Not Applicable

 8.     Plan of Distribution                               Outside Front Cover Page; Underwriting

 9.     Legal Proceedings                                  Risk Factors; Business

10.     Directors, Executive Officers, Promoters and
        Control Persons                                    Management

11.     Security Ownership of Certain Beneficial Owners
        and Management                                     Principal Stockholders; Management

12.     Description of Securities                          Outside Front Cover Page; Description of
                                                           Securities

13.     Interest of Named Experts and Counsel              Legal Matters; Experts

14.     Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities     Part II

15.     Organization Within Last Five Years                Management's Discussion and Analysis of Financial
                                                           Condition and Results of Operations

16.     Description of Business                            Business

17.     Management's Discussion and Analysis or Plan       Management's Discussion and Analysis of Financial
        of Operation                                       Condition and Results of Operations

18.     Description of Property                            Business--Property

19.     Certain Relationships and Related Transactions     Certain Transactions

20.     Market for Common Equity and Related               Risk Factors--No Dividends; Dividend Policy;
        Stockholder Matters                                Description of Securities

21.     Executive Compensation                             Management--Executive Compensation

22.     Financial Statements                               Financial Statements

23.     Changes in and Disagreements with
        Accountants on Accounting and Financial
        Disclosure                                         Not Applicable

24.     Indemnification of Directors and Officers          Part II

25.     Other Expenses of Issuance and Distribution        Part II

26.     Recent Sales of Unregistered Securities            Part II

27.     Exhibits                                           Part II; Exhibits

28.     Undertakings                                       Part II

                               EXPLANATORY NOTE

   This Registration Statement covers the registration of (i) 1,400,000 shares of Common Stock to be offered by the Company, plus 210,000 shares issuable upon exercise of the Over-Allotment Option (the "Offering"), (ii) 456,250 shares of Common Stock (the "Bridge Warrant Shares") issuable upon exercise of warrants (the "Bridge Warrants") issued by the Company in August 1996, (iii) Options (the "Underwriter's Options") to purchase 140,000 shares of Common Stock to be issued by the Company to the Underwriter in connection with this Offering, and (iv) 140,000 shares of Common Stock purchasable upon exercise of the Underwriter's Options (the "Underwriter's Option Shares"). The Bridge Warrant Shares, the Underwriter's Options and the Underwriter's Option Shares are offered by certain holders of such securities (the "Selling Securityholders") and not for the account of the Company. Following the Prospectus included in this Registration Statement are certain pages of the Prospectus relating to the securities being offered by the Selling Securityholders, including alternate front and back cover pages, an alternate "The Offering" section of the "Prospectus Summary," and sections entitled "Concurrent Sales By Company" and "Selling Stockholders." All other sections of the Prospectus for this Offering, other than "Underwriting," are to be used in the Prospectus relating to the Selling Securityholders. All references in this Prospectus to this "Offering" will be changed to the "Company Offering" in the Prospectus relating to the Selling Securityholders. In addition, cross-references in this Prospectus shall be adjusted in the Prospectus for Selling Securityholders to refer to the appropriate alternate Prospectus pages.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the Securities laws of any such State.


PROSPECTUS
----------
                SUBJECT TO COMPLETION, DATED OCTOBER 11, 1996

                             THINKING TOOLS, INC.
                               1,400,000 Shares
                                 Common Stock

                                ---------------

   Thinking Tools, Inc. (the "Company") hereby offers 1,400,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock") of the Company.


   Prior to this Offering, there has been no public market for the Common Stock. The Common Stock of the Company has been approved for quotation, subject to official notice of issuance, on the Nasdaq SmallCap Market ("NASDAQ") under the symbol "TSIM". It is currently anticipated that the initial public offering price will be between $6.00 and $8.00 per share. The initial public offering price of the Common Stock has been determined by negotiations between the Company and Barington Capital Group, L.P. (the "Underwriter"). See "Underwriting" for information relating to the factors considered in determining the initial public offering price.

                               ---------------


THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF
 RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" ON PAGES 8
                THROUGH 13 AND "DILUTION" ON PAGES 15 AND 16.

                               ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                 Underwriting
                  Price to      Discounts and      Proceeds to
                   Public       Commissions(1)        Company (2)
Per Share         $            $                  $
Total(3)         $             $                  $
================================================================================

(1) Does not reflect additional compensation to be received by the Underwriter including (a) a non-accountable expense allowance equal to 3% of the gross proceeds of this Offering (of which $35,000 has been paid),
    (b) options entitling the Underwriter to purchase from the Company, for a period of five years from the date of this Prospectus, up to 140,000 shares of Common Stock at an exercise price equal to 120% of the initial public offering price (the "Underwriter's Options"), (c) a right of first refusal with respect to certain future offerings and (d) a two- year consulting agreement pursuant to which the Underwriter will render non-exclusive advisory services to the Company in consideration of the payment of a fee upon the closing of certain transactions. The Company has also agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting estimated expenses payable by the Company (including the Underwriter's non-accountable expense allowance) estimated at $794,000 ($838,100, if the Over-Allotment Option (as defined below) is exercised in full).

(3) The Company has granted an option to the Underwriter, exercisable within 45 days after the date of this Prospectus, to purchase up to an additional 210,000 shares of Common Stock, on the same terms and conditions set forth above, solely to cover over-allotments (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the Price to Public, Underwriting Discount and Proceeds to Company will
    be $          , $         , and $       , respectively. See
    "Underwriting."

                               ---------------


     The Shares offered hereby are offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to approval of certain legal matters by its counsel and to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of the certificates representing the Common Stock will be made at the offices of Barington Capital Group, L.P., 888 Seventh Avenue, New York, New York 10019
on or about October   , 1996.

                               ---------------

                        Barington Capital Group, L.P.


               The date of this Prospectus is           , 1996.

(photo of screen from TeleSim)

A screen from the Company's TeleSim product, which is a simulation of a local exchange telephone market.


(photo of screen from Project Challenge)

A screen from the Company's Project Challenge product, which is a simulation of project management of information systems projects.


(photo of screen from SimHealth)

The title screen from the Company's SimHealth product, which is a simulation of the impact of various proposed reforms on the United States health care system.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ SMALLCAP MARKET, IN THE OVER-THE-COUNTER MARKET, ON THE BOSTON STOCK EXCHANGE, ON THE PACIFIC STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

The Company intends to furnish to its stockholders annual reports containing financial statements audited by independent accountants, and such other periodic reports as the Company may deem appropriate or as may be required by law.

SimCity(tm) is a trademark of Maxis, Inc.

  All references to "Thinking Tools" or the "Company" contained in this Prospectus refer to Thinking Tools, Inc., a Delaware corporation, and its predecessor. Unless otherwise stated, all information contained in this Prospectus assumes that the Over-Allotment Option has not been exercised. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in "Risk Factors." The Shares offered hereby involve a high degree of risk. Investors should carefully consider the information set forth under "Risk Factors."

                               PROSPECTUS SUMMARY

   The following summary information is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus and, accordingly, should be read in conjunction with such information, financial statements and notes. Each prospective investor is urged to read this Prospectus in its entirety.

                                   THE COMPANY


   Thinking Tools develops powerful and flexible PC-based business simulation software programs that enable users to simulate real life business situations, explore complex operational problems and improve functional and problem solving skills. The Company believes that its agent-based, adaptive simulation software has a broad range of potential business applications, including strategic planning, sales and marketing, training, competitive positioning, product marketing, operational planning, logistics and supply and demand forecasting. The Company believes that its products are unique because they combine user- friendly interactive interfaces used in sophisticated computer games with its proprietary agent-based programming to produce interactive adaptive business simulations. Agent-based, adaptive simulations can be used to model competitive situations, simulate consumer behavior, demonstrate the impact of management actions, seek system vulnerabilities and explore complex operational systems. The Company's user-friendly interfaces enable persons with no technical training to comfortably interact with complex systems.



   The Company's agent-based programming enables autonomous agents in the simulation to respond to user behaviors in unpredictable and realistic ways. In contrast to other modelling and simulation tools in use and known to the Company, which are generally built around a limited number of agents acting according to pre-programmed, deterministic algorithms, the Company believes that the multiplicity of autonomous agents and the results of their interactions with each other and the user give the Company's simulations a complexity that mirrors human behavior found in the real world.


   The Company's operations to date have primarily involved developing complex business simulation software programs for specific customers. These projects have helped to fund the Company's research and development efforts, led to the validation of the Company's core technology by major U.S. companies and demonstrated the potential market for business simulation software of the type developed by the Company.

   The Company's goal is to develop and own the rights to a variety of simulations in divergent business areas. The Company believes that it is well-positioned to expand its business by leveraging its existing products and technology platform to become a product-oriented, sales-driven company. As part of its growth strategy, the Company intends to begin self-funded development of new simulations and adaptation of previously developed simulations for wider distribution or application to new fields. The Company also plans, upon request, to customize these packages for specific customers. The Company is currently developing software to simulate disaster recovery scenarios, logistics simulation software for planning and training in the United States Army and United States Air Force and software that could provide access to simulations being developed by the Company for use on the internet. The Company intends to market its products through existing channels of its strategic partners as well as directly to customers by establishing an in-house sales force and through value added resellers.


   Some of the Company's products developed to date include SimRefinery, SimHealth, TeleSim and Project Challenge. SimRefinery, a demonstration program released in late 1992, which was developed for Chevron, Inc., simulates the effects of users' decisions made in the running of a refinery. SimHealth, a simulation of the impact of various proposed reforms on the United States health care system, simulates both the supply and demand sides of the health care industry and the impact of choices and values on the financial health of the system and its usage and demand. TeleSim, a simulation of a local exchange telephone market, was developed by the Company for Coopers & Lybrand L.L.P ("Coopers"). Since its initial development in 1994, versions of TeleSim have been produced and sold through Coopers to Sprint Corp., NYNEX Corporation, Pacific Telecom, Inc. and AT&T Corp. Project Challenge, the development of which was funded by SHL SystemHouse Inc., a division of MCI Communications Corp. ("SystemHouse"), focuses on project management for information systems projects. Project Challenge users create a model of their projects, then simulate management of the projects under benign, realistic or hostile conditions. Other customers of the Company have included Xerox Corp., Andersen Consulting L.L.P., Texas Instruments Corporation, Harcourt Brace College Publishers, a division of Harcourt General, Inc., Steelcase Inc. and System Engineering Solutions Inc. (a prime contractor for work in logistics for the U.S. Army and U.S. Air Force).


   The Company's capabilities in developing highly sophisticated simulations are built upon experience gained from developing computer games, its skill in programming autonomous and adaptive agents and its large and growing library of reusable simulation objects. The Company's creative control is based on its proprietary development environment, WHITEBOARD, which supports interface building, object creation, simulation management, object management and application frameworks. WHITEBOARD simplifies and supports the construction of agent-based simulations and is the core of the development of each of the Company's simulations.


   The Company was formed to purchase, on December 30, 1993, certain assets of the Business Simulation Division (the "Division") of Maxis, Inc. ("Maxis"), a leading computer game company and creator of the simulation game SimCity(tm). Through the purchase agreement with Maxis, the Company acquired the Division's equipment, staff, work-in-progress, customers, licenses, prospects, software tools, libraries and processes (the "Acquisition").



   The Company's predecessor was incorporated in California on December 30, 1993. The Company was re-incorporated in Delaware on August 8, 1996, and its principal place of business is located at One Lower Ragsdale Drive, 1-250, Monterey, California 93940, at (408) 373-8688.

                                  The Offering

Common Stock Offered by the Company            1,400,000 shares

Common Stock Outstanding Immediately Prior
  to this Offering(1)                          3,031,758 shares

Common Stock to be Outstanding
  Following this Offering(1)(2)                4,431,758 shares

Risk Factors                                   The shares of Common Stock offered hereby involve a high
                                               degree of risk and substantial dilution and should be
                                               purchased only by persons who can afford to sustain the loss of their investment. See "Risk Factors" and "Dilution."

Use of Proceeds                                The net proceeds of this Offering will be used (i) to fund the Company's sales and marketing efforts, (ii) to fund the
                                               Company's product development efforts, (iii) to fund the
                                               retirement of the Bridge Notes and (iv) for working capital and general corporate purposes.

NASDAQ Trading Symbol (3)                      "TSIM"

---------------

(1) Does not include (i) 456,250 shares of Common Stock issuable upon exercise of warrants (the "Bridge Warrants") to purchase Common Stock, at an exercise price equal to the lesser of $4.20 or 60% of the initial public offering price per share in this Offering, issued by the Company to purchasers of its 10% Senior Secured Promissory Notes (the "Bridge Notes") in connection with a debt financing consummated prior to this Offering (the "Bridge Financing"); (ii) 468,242 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock at an exercise price of $1.07 per share issued to Thinking Technologies, L.P. ("Technologies"), a principal stockholder of the Company (the "Technologies Warrants"); (iii) 376,000 shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan (the "Plan"), options to purchase 145,036 of which have been granted under the Plan, including options to purchase 52,000 shares exercisable at $.79 per share and options to purchase 52,000 shares exercisable at $5.00 per share granted to certain of the Company's employees, and options to purchase 41,036 shares of Common Stock exercisable at $1.00 per share granted to certain members of the Company's board of directors; (iv) 58,964 shares of Common Stock issuable upon exercise of options granted outside of the Plan to certain members of the Company's board of directors at an exercise price of $0.79 per share and (v) 15,000 shares of Common Stock issuable upon exercise of options granted outside of the Plan to a non-affiliate of the Company at an exercise price of $1.00 per share. See "Management--1996 Stock Option Plan", "Certain Transactions", and "Description of Securities."

(2) Does not include (i) up to 210,000 shares of Common Stock issuable upon exercise of the Over- Allotment Option and (ii) 140,000 shares of Common Stock issuable upon exercise of the Underwriter's Options.


(3) There is currently no market for the Common Stock and there can be no assurance that a market for the Common Stock will develop after this Offering. The Common Stock of the Company has been approved for quotation, subject to official notice of issuance, on the NASDAQ, however, there can be no assurance that such application for listing, if approved, will be maintained. See "Risk Factors-- Absence of Public Market; Negotiated Offering Price."

                        SUMMARY FINANCIAL INFORMATION

   The summary financial data for the Company set forth below under the caption "Selected Statement of Operations Data" for the years ended December 31, 1994 and 1995, and under the caption "Selected Balance Sheet Data" at December 31, 1995, are derived from the financial statements of the Company, audited by KPMG Peat Marwick LLP, independent certified public accountants, included elsewhere in this Prospectus. The statement of operations data for the six months ended June 30, 1995 and 1996, and the balance sheet data at June 30, 1996, are derived from unaudited financial statements included elsewhere in this Prospectus, and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the Company's financial position and results of operations at the end of and for such periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of results that may be expected for the full year. The summary financial data should be read in conjunction with the Financial Statements and notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                         Six Months                Years Ended
                                                       Ended June 30,             December 31,
                                                 -------------------------  -------------------------
                                                         (In thousands, except per share data)
                                                      1996         1995         1995         1994
                                                 ------------ ------------ ------------  ------------
                                                         (Unaudited)
Selected Statement of Operations Data:
Revenues                                                $634         $676       $1,329         $846
Cost of revenues                                         354          374          708          736
Operating expenses                                       592          531        1,079          784
Net income (loss)                                       (347)        (280)        (589)        (731)
Net income (loss) per share                           $(0.11)      $(0.09)      $(0.19)      $(0.23)
Shares used in computing net income (loss) per
  share                                            3,141,000    3,141,000    3,141,000    3,141,000

                                                                          At June 30, 1996
                                                           -----------------------------------------------
                                                                                              Pro Forma
                                                           Actual(1)       Pro Forma(2)    As Adjusted (3)
                                                           ---------       ------------    ---------------
                                       At December 31,
                                            1995                            (Unaudited)
                                       ---------------     -----------------------------------------------
                                                                              (In thousands)
Selected Balance Sheet Data:
Cash                                       $   152          $     7           $1,100           $7,271
Working capital (deficit)                     (298)            (617)            (417)           7,029
Current assets                                 319              239            1,332            7,503
Total assets                                   432              350            1,443            7,614
Total current liabilities                      617              856            1,749              474
Total long term liabilities                  1,373            1,399               19               19
Stockholders' equity (deficit)              (1,558)          (1,905)            (325)           7,121

---------------
(1) Gives effect to the merger of Thinking Tools, Inc., a California corporation ("TTC"), with and into its wholly-owned subsidiary Thinking Tools, Inc., a Delaware corporation (the "Merger"), including the exchange of each share of common stock of TTC outstanding prior to the Merger for .7462 shares of Common Stock pursuant to the Merger. See "Note 1" to "Notes to Financial Statements."

(2) Pro forma to give effect to (i) additional loan advances to the Company from Technologies in the aggregate principal amount of $150,691 received in July 1996; (ii) the accrual of $381,845 of interest on the Company's indebtedness to Technologies through August 27, 1996 (including non-cash interest expense of $350,000 resulting from the issuance of the Technologies Warrants); (iii) the conversion by the Company of debt in the principal amount of approximately $1,320,000 into an aggregate of 263,158 shares of Common Stock (the "Conversion" and collectively with the Merger, the "Recapitalization"), with the remaining $60,000 of note payable reclassified as accrued expenses; (iv) non-cash compensation expense of $200,000 resulting from the difference between the grant price and the deemed fair value of the Common Stock underlying vested options granted in July and August, 1996 and (v) the issuance of $1,825,000 aggregate principal amount of Bridge Notes in the Bridge Financing (with related expenses of approximately $258,000), of which $625,000 was purchased by Technologies, the application of the estimated net proceeds therefrom, and $550,000 of debt discount resulting from the issuance of the Bridge Warrants, a portion of which was utilized to repay $625,000 of outstanding indebtedness to Technologies. See "Certain Transactions" and "Note 10" and "Note 13" to "Notes to Financial Statements."


(3) Adjusted to give effect to (i) the sale by the Company of the 1,400,000 shares of Common Stock offered hereby at the assumed initial public offering price of $7.00 per share and the application of the estimated net proceeds therefrom and (ii) interest expense of $579,000 (including non-cash interest expense of $550,000 resulting from the issuance of the Bridge Warrants). See "Use of Proceeds" and "Note 10" and "Note 13" to "Notes to Financial Statements."

                                 RISK FACTORS

THE SHARES OFFERED HEREBY INVOLVE SUBSTANTIAL RISKS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN THE LOSS OF THEIR INVESTMENT. THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION AND FINANCIAL DATA SET FORTH ELSEWHERE IN THIS PROSPECTUS, SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE MAKING AN INVESTMENT IN THE SHARES. THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE GENERAL OR SPECIFIC RISKS INVOLVED, BUT MERELY IDENTIFY CERTAIN RISKS THAT ARE NOW FORESEEN BY THE COMPANY. IT MUST BE RECOGNIZED THAT OTHER RISKS, NOT NOW FORESEEN, MIGHT BECOME SIGNIFICANT IN THE FUTURE AND THAT THE RISKS WHICH ARE NOW FORESEEN MIGHT AFFECT THE COMPANY TO A GREATER EXTENT THAN IS NOW FORESEEN OR IN A MANNER NOT NOW CONTEMPLATED. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER ALL INFORMATION CONTAINED IN THIS PROSPECTUS AND SHOULD GIVE PARTICULAR CONSIDERATION TO THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE THE COMMON STOCK OFFERED HEREBY.

Limited Operating History; History of Losses; Uncertain Future Profitability.

   The Company commenced operations in January 1994 and is still in the early stage of developing products. Since its inception, the Company has experienced cumulative losses of $1,650,000 and $1,997,000 as of December 31, 1995 and June 30, 1996, respectively, and has not experienced any quarter of profitable operations. Consequently, its operations are subject to numerous risks associated with the development of a new business. The Company expects to continue to incur operating losses for the foreseeable future, principally as a result of expenses associated with the Company's product development efforts and anticipated sales, marketing and general and administrative expenses. The Company's long-term viability and growth will depend on the successful development, commercialization and marketing of its proposed products. There can be no assurance that the Company will be able to develop adequate revenue sources to successfully complete the development, commercializing and marketing of its proposed products or that if it is successful in doing so it will be able to achieve and maintain profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Dependence on Emerging Market for Business Simulation Software.

   The markets for business simulation software in general, and agent-based, adaptive simulation software in particular, are still emerging, making it difficult to predict with any assurance the future size of the markets. There can be no assurance that such software will achieve broad-based market acceptance, that markets for such software will continue to grow or that increased sales of the Company's products will occur or continue as a result of any such growth. There can be no assurance that alternatives to the Company's agent-based, adaptive simulation software, such as object-oriented tools, authoring tools or game methods will not achieve greater market acceptance than the Company's agent-based, adaptive simulation software. Even if agent-based, adaptive simulation achieves market acceptance and that market grows, there can be no assurance that the Company will obtain a significant share of that market. See "Business--Growth Strategy" and "--Competition."

Uncertainties Related to Development of Additional Products.

   Significant additional efforts will be required for the Company to develop additional agent-based, adaptive simulation products. Any such future efforts are subject to certain risks including, but not limited to, the risk that new simulations will be difficult to develop into commercially viable products free of competitive challenges and that any such products may fail to achieve and sustain market acceptance. There can be no assurance that the Company's product development efforts will be successful. See "Business -- Growth Strategy" and "--Products."

Limited Marketing Experience; Need for Additional Personnel.

   The Company has very limited marketing resources and limited experience in marketing and selling its products and services. The Company will have to further develop its marketing and sales force or rely principally on value-added resellers, collaborators, licensees or others to provide for the marketing and sales of its products and services. There can be no assurance that the Company will be able to establish adequate marketing and sales capabilities or make arrangements with value-added resellers, collaborators, licensees or others to perform such activities. Achieving market penetration will require significant efforts by the Company to create awareness of, and demand for, its proposed products. Accordingly, the Company's ability to expand its customer base will depend upon its marketing efforts, including its ability to establish an effective internal sales organization or establish strategic marketing arrangements with others. The failure by the Company to successfully develop its marketing capabilities, internally or through others, would have a material adverse effect on the Company's business, financial condition and results of operations. Further, there can be no assurance that the development of such marketing capabilities will lead to sales of the Company's proposed products. See "Business--Personnel."

   The success of the Company will also depend upon its ability to hire and retain additional qualified management, marketing and financial personnel, including a chief executive officer and a chief financial officer, as to which there can be no assurance. The Company will compete with other companies with greater financial and other resources for such personnel. See "Management."

Risks Associated with Growth Strategy.

   The Company's growth strategy is expected to place a significant strain on its management, administrative, operational, financial and other resources. The Company's success will be dependent upon its ability to hire additional highly qualified personnel to support the Company's product development and marketing efforts, including monitoring operations, controlling costs and maintaining effective management, inventory and credit controls. The Company has limited experience in effectuating rapid expansion and managing a broad range of products and services and significant operations. There can be no assurance that the Company will be able to continue to manage its operations or that any inability to do so will not adversely affect its business, financial condition or results of operations. See "Business--Growth Strategy."

Anticipated Non-Cash Charges.

   As a result of the issuance of warrants in connection with borrowings from Technologies and pursuant to the Bridge Financing, the Company anticipates that it will record approximately $900,000 of non-cash interest expenses. These expenses are anticipated to be incurred in the third and fourth quarter of 1996. The Company also expects to incur approximately $200,000 of non-cash compensation expense related to the difference between the exercise price and deemed fair value of the Common Stock underlying vested options granted in July and August 1996. See "Note 10" and "Note 13" to "Notes to Financial Statements."

Fluctuations in Operating Results; Substantial Revenues Derived from Limited Customers.

   The Company's operating results may vary significantly from quarter to quarter or year to year, depending on factors such as the timing of product development, the timing of increased research and development and sales and marketing expenses, the timing and size of orders and the introduction of new products by the Company. The Company's current and planned expense levels are based in part on its expectations as to future revenue. Consequently, revenue or profit may vary significantly from quarter to quarter or year to year and revenue or profit in any period will not necessarily be predictive of results in subsequent periods. Historically, a significant portion of the Company's revenues have been derived from a limited number of relatively large development projects contracted for by a small number of customers. Sales to three customers during the six months ended June 30, 1996 accounted for 33%, 32% and 18%, respectively, of the Company's sales for such period. Sales to three customers during the fiscal year ended December 31, 1995 accounted for 27%, 14% and 13%, respectively, of the Company's sales for such period. Sales to two customers during the fiscal year ended December 31, 1994 accounted for 59% and 17%, respectively, of the Company's sales for such period. These contracts have been fully or substantially completed as of September 30, 1996. The Company historically has not had and at September 30, 1996 did not have any substantial firm order backlog. To the extent that the Company's business continues to be derived from a limited number of large customer orders, any inability by the Company as it completes such orders to obtain new orders could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is currently working on a limited number of customer orders. There can be no assurance that the Company will obtain additional sources of revenue prior to completing such projects. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Technological Change; Risk of Obsolescence; Industry Standards.

   The software industry is characterized by rapid technological change, frequent introductions of new products, changes in customer demands and evolving industry standards. The introduction of products embodying new technology or the adaption of products to the market and the emergence of new industry standards often render existing products obsolete and unmarketable. The Company believes that its success will depend on its ability to enhance its existing products and otherwise respond and keep pace with technological developments and emerging industry standards. There can be no assurance that the Company will be successful in developing enhanced or new products that respond to technological changes or evolving industry standards in a timely manner, or at all. Additionally, there can be no assurance that technological changes or evolving industry standards will not render the Company's products and technologies obsolete. See "Business--Intellectual Property."

Uncertainties Regarding Intellectual Property.

   The Company does not have any patents and has not filed patent applications on its products. The Company regards the software that it owns or licenses as proprietary and relies primarily on a combination of trade secret laws, nondisclosure agreements and other technical copy protection methods (such as embedded coding) to protect its rights to its products and proprietary rights. It is the Company's policy that all employees and third-party developers sign nondisclosure agreements; however, this may not afford the Company sufficient protection for its know-how and its proprietary products. Other parties may develop similar know-how and products, duplicate the Company's know-how and products or develop patents that would materially and adversely affect the Company's business, financial condition and results of operations. Third parties may assert infringement claims against the Company, and such claims may result in the Company being required to enter into royalty arrangements, pay damages or defend litigation, any of which could materially and adversely affect the Company's business, financial condition and results of operations. See "Business--Intellectual Property."

Competition.

   There can be no assurance that other companies will not develop programs such as those offered by the Company or alternative software applications which meet the same needs of customers or that potential customers will not choose to meet their needs through in-house development rather than by purchasing the Company's products. The Company expects to be subject to competition from companies with substantially greater resources. There can be no assurance that the Company will be able to respond to competitive pressures, or that the effect of competitive pressures will not change the demand for, or pricing of, the

Company's products and services. To the extent that competitors achieve performance, price or other selling advantages, the Company could be adversely affected. There can be no assurance that the Company will have the resources required to respond effectively to market or technological changes or to otherwise compete successfully in the future. See
"Business--Competition."


Dependence on Key Personnel.



   The Company is dependent upon the continued efforts and abilities of its senior management, particularly those of Mr. John Hiles, the Company's President. The Company has entered into an Employment Agreement with Mr. Hiles which is subject to automatic annual renewals unless terminated by the Company or Mr. Hiles upon ninety days' prior written notice. The loss or unavailability of Mr. Hiles for any significant period could have a material adverse effect on the Company's business, financial condition and results of operations. The Company maintains a $5,000,000 key-man life insurance policy on Mr. Hiles. The Company's operations are also dependent upon its ability to attract and retain qualified programmers and software engineers. There can be no assurance that the Company will be able to attract and retain such skilled personnel, and failure to do so could have a material adverse effect on the business, financial condition and results of operations of the Company. All employees of the Company are at-will employees. See "Management."



Control by Existing Stockholders.


   Upon the closing of this Offering, the Company's existing stockholders will beneficially own approximately 72.8% of the outstanding shares of Common Stock. As a result of such ownership, the existing stockholders of the Company will, therefore, have the ability to control the election of the directors of the Company and the outcome of all issues submitted to a vote of the stockholders of the Company. See "Principal Stockholders."


Broad Discretion as to Use of Proceeds.



   Approximately 20.8% of the net proceeds of this Offering has been allocated to working capital and general corporate purposes and will be used for such specific purposes as management may determine. Accordingly, management will have broad discretion with respect to the expenditure of that portion of the net proceeds of this Offering. In addition, the Company's estimate of its allocation of the use of proceeds of this Offering is subject to a reapportionment of proceeds among the categories set forth herein or to new categories. Approximately 23.1% of the net proceeds will be used to repay the principal amount of the Bridge Notes, along with estimated accrued interest thereon through the estimated closing date of this Offering. The amount and timing of expenditures will vary depending upon a number of factors, including the progress of the Company's product development and marketing efforts, changing competitive conditions and general economic conditions. See "Use of Proceeds."



Need For Additional Financing.


   The Company anticipates that the net proceeds of this Offering together with its existing resources, will be adequate to satisfy its operating and capital requirements through at least the next 18 months, based on the Company's current business plan. Such belief is based upon certain assumptions, and there can be no assurance that such assumptions are correct. However, the Company does not expect that it will be able to continue its operations beyond this time without additional financing. There can be no assurance that such additional financing will be available when needed on terms acceptable to the Company or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Absence of Public Market; Negotiated Offering Price.


   Prior to this Offering, there has been no public market for the Common Stock, and there can be no assurance that any trading market therefor will develop or, if any such market develops, that it will be sustained. Accordingly, purchasers of the Shares may experience difficulty selling or otherwise disposing of 4their Shares. The public offering price of the Shares has been established by negotiation between the Company and the Underwriter and does not bear any relationship to the Company's book value, assets, past operating results, financial condition or other established criteria of value.

NASDAQ Delisting; Low Stock Price.



   The trading of the Company's Securities on NASDAQ will be conditioned upon the Company meeting certain asset, capital and surplus earnings and stock price tests set forth by such exchanges. To maintain eligibility for trading on NASDAQ, the Company will be required to maintain total assets in excess of $2,000,000, capital and surplus in excess of $1,000,000 and (subject to certain exceptions) a bid price of $1.00 per share. Upon completion of this Offering and the receipt of the proceeds therefrom, the Company believes that it will meet the respective asset, capital and surplus earnings tests set forth by such exchanges. If the Company fails any of the tests, the Common Stock may be delisted from trading on such exchanges. The effects of delisting include the limited release of the market prices of the Company's securities and limited news coverage of the Company. Delisting may restrict investors' interest in the Company's securities and materially adversely affect the trading market and prices for such securities and the Company's ability to issue additional securities or to secure additional financing. In addition to the risk of volatile stock prices and possible delisting, low price stocks are subject to the additional risks of federal and state regulatory requirements and the potential loss of effective trading markets. In particular, if the Common Stock were delisted from trading on such exchanges and the trading price of the Common Stock was less than $5 per share, the Common Stock could be subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended, which, among other things, requires that broker/dealers satisfy special sales practice requirements, including making individualized written suitability determinations and receiving purchasers' written consent, prior to any transaction. If the Company's securities could also be deemed penny stocks under the Securities Enforcement and Penny Stock Reform Act of 1990, this would require additional disclosure in connection with trades in the Company's securities, including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. Such requirements could severely limit the liquidity of the Company's securities and the ability of purchasers in this Offering to sell their securities in the secondary market.


Future Sales of Restricted Securities.


   Upon the completion of this Offering, the Company will have 4,431,758 shares of Common Stock outstanding (4,641,758, if the Over-Allotment Option is exercised in full). Of these shares, all of the 1,400,000 shares of Common Stock sold in this Offering (1,610,000, if the Over-Allotment Option is exercised in full) generally will be freely transferable by persons other than affiliates of the Company, without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). The remaining 3,031,758 shares of Common Stock (the "Restricted Shares") outstanding were sold by the Company in reliance on exemptions from the registration requirements of the Securities Act and are "restricted securities" as defined in Rule 144 under the Securities Act. The sale of a substantial number of shares of Common Stock or the availability of Common Stock for sale could adversely affect the market price of the Common Stock prevailing from time to time. The Company, its officers, directors and existing stockholders have entered into agreements with the Underwriter which prohibit them from selling stock in the Company for certain periods of time following this Offering without the prior written consent of the Underwriter. See "Principal Stockholders," "Shares Eligible for Future Sale" and "Underwriting."


Effect of Previously Issued Options, Warrants and Underwriter's Options on Stock Price.


   The Company has reserved from the authorized, but unissued, Common Stock, 376,000 shares of Common Stock for issuance to key employees, officers, directors, and consultants pursuant to the Plan, has reserved 456,250 shares of Common Stock for issuance upon exercise of the Bridge Warrants and 468,242 shares of Common Stock issuable upon exercise of the Technologies Warrants. The Company will also sell to the Underwriter, in connection with this Offering, for nominal consideration, the Underwriter's Options to purchase an aggregate of 140,000 shares of Common Stock at a price per share equal to 120% of the initial public offering price per share, subject to adjustment as provided therein. The existence of the Bridge Warrants, the Technologies Warrants, the Underwriter's Options, any outstanding options issued under the Plan, and other options or warrants may prove to be a hindrance to future financings, since the holders of such warrants and options may be expected to exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. In addition, the holders of such securities have certain registration rights, and the sale of the shares issuable upon exercise of such securities or the availability of such shares for sale could adversely affect the market price of the Common Stock. Additionally, if the holders of the Underwriter's Options were to exercise their registration rights to effect a distribution of the Underwriter's Options or underlying securities, the Underwriter, prior to and during such distribution, would be unable to make a market in the Company's securities and would be required to comply with other limitations on trading set forth in Rules 10b-2, 10b-6 and 10b-7 promulgated under the Securities Exchange Act of 1934, as amended. Such rules restrict the solicitation of purchasers of a security when a person is interested in the distribution of such security and also limit market making activities by an interested person until the completion of the distribution. If the Underwriter were required to cease making a market, the market and market price for such securities may be adversely affected and holders of such securities may be unable to sell such securities. See "Description of Securities" and "Underwriting."

Share Prices May Be Highly Volatile.

   The market prices of equity securities of computer technology and software companies have experienced extreme price volatility in recent years for reasons not necessarily related to the individual performance of specific companies. Accordingly, the market price of the Common Stock following this Offering may be highly volatile. Factors such as announcements by the Company or its competitors concerning products, patents, technology, governmental regulatory actions, other events affecting computer technology and software companies generally as well as general market conditions may have a significant impact on the market price of the Common Stock and could cause it to fluctuate substantially.

Dilution.

   The assumed initial public offering price per Share exceeds the book value per share of the Common Stock. Investors in this Offering will therefore incur immediate and substantial dilution of $5.39, or 77% per share from the initial public offering price. See "Dilution."

Lack of Dividends.

   The Company has not paid any dividends on the Common Stock since its inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. See "Dividend Policy" and "Description of Securities--Common Stock."

Anti-Takeover Effects of Certain Provisions of Certificate of Incorporation and Delaware Law.

   The Company's Certificate of Incorporation authorized the issuance of 3,000,000 shares of undesignated Preferred Stock with such designations, rights and preferences as may be determined from time to time by the board of directors. Accordingly, the board of directors is empowered, without obtaining stockholder approval, to issue such Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in the control of the Company. Certain provisions of Delaware law may also discourage third party attempts to acquire control of the Company. See "Description of Securities--Preferred Stock."

                               USE OF PROCEEDS

   The net proceeds from the sale of the Common Stock offered hereby, at an assumed initial offering price of $7.00 per share, and after deducting underwriting discounts and commissions and other expenses of this Offering, estimated to be, in the aggregate, $1,774,000, are estimated to be $8,026,000 ($9,304,900 if the Over-Allotment Option is exercised in full).

   The Company intends to use the net proceeds of this Offering (i) to fund the Company's sales and marketing efforts, (ii) to fund the Company's product development efforts, (iii) to fund the retirement of the Bridge Notes and
(iv) for working capital and general corporate purposes, approximately as follows:

                                                  Approximate    Percentage of
                      Use                           Amount       Net Proceeds
                      ---                       ---------------  --------------
Sales and marketing                               $3,000,000          37.4%
Product development                                1,500,000          18.7%
Repayment of debt                                  1,855,000          23.1%
General corporate and working capital purposes     1,671,000          20.8%
                                                ---------------  --------------
                                                  $8,026,000         100.0%
                                                ===============  ==============

   The Company intends to use approximately $3,000,000 of the net proceeds to fund expansion of its sales and marketing activities, including hiring a senior sales and marketing executive, sales representatives and other sales and marketing personnel. See "Business--Marketing and Sales Strategy."

   The Company intends to use approximately $1,500,000 of the net proceeds for research and product development, including support of existing research and development activities and the development of new products. See "Business--Product Development."

   Approximately $1,855,000 of the net proceeds will be used to repay the principal amount of the Bridge Notes, along with estimated accrued interest thereon through the estimated closing date of this Offering. The Bridge Notes bear interest at a rate of 10% per annum, compounded annually, and are due upon the closing of this Offering. The Bridge Notes were sold as units along with the Bridge Warrants in the Bridge Financing. The Company utilized a portion of the net proceeds from the Bridge Financing (with related expenses of approximately $258,000) to repay $625,000 of outstanding indebtedness to Technologies, which amount was immediately utilized by Technologies for the purchase of $625,000 aggregate principal amount of Bridge Notes in the Bridge Financing. As a result, the Company realized approximately $942,000 of net proceeds from the Bridge Financing, which funds are being used to finance the Company's short term working capital needs and to fund expenses of the Company in connection with this Offering. See "Certain Transactions."

   The balance of the net proceeds of this Offering are intended to be used for general corporate and working capital purposes. Any net proceeds received by the Company from the exercise of the Over- Allotment Option or the Underwriter's Options will be added to working capital.

   The foregoing represents the Company's best estimate of its allocation of the estimated net proceeds of this Offering and is subject to a reapportionment of proceeds among the categories listed above or to new categories in response to, among other things, changes in its plans, regulations, industry conditions, and future revenues and expenditures. The amount and timing of expenditures will vary depending on a number of factors, including changes in the Company's contemplated operations or business plan and changes in economic and industry conditions.

   Until used, the Company intends to invest the net proceeds of this Offering in short term, interest bearing, investment grade, debt securities, money market accounts, certificates of deposit or direct or guaranteed obligations of the United States government.

                               DIVIDEND POLICY

   The Company expects that it will retain all earnings, if any, generated by its operations for the development and growth of its business and does not anticipate paying any cash dividends to its stockholders in the foreseeable future. Any future determination as to dividend policy will be made by the board of directors of the Company in its discretion, and will depend on a number of factors, including the future earnings, if any, capital requirements, financial condition and business prospects of the Company and such other factors as the board of directors may deem relevant. See "Risk Factors--Lack of Dividends."

                                   DILUTION


   As of June 30, 1996, the Company had a pro forma net tangible book value (deficit) of approximately ($325,000), or ($0.11) per share of Common Stock. Without taking into account any other changes in the pro forma net tangible book value of the Company after June 30, 1996, other than to give effect to the sale by the Company of the Shares offered hereby at an assumed initial offering price of $7.00 per share and the receipt and application of the estimated net proceeds therefrom (including repayment of the Bridge Notes and accrued cash interest thereon), the pro forma net tangible book value would have been approximately $7,121,000, or $1.61 per share, which represents an immediate increase in the pro forma net tangible book value of $1.72 per share to present stockholders and an immediate dilution of $5.39 or 77% per share to new investors. The following table illustrates this dilution:


                                                                             Per Share of
                                                                             Common Stock
                                                                             ------------
Assumed initial public offering price per Share (1)                             $7.00
Pro forma net tangible book value (deficit) before
  this Offering                                                   $(0.11)
Increase attributable to purchase of Shares by
  new investors                                                     1.72
                                                               ------------
Pro forma net tangible book value per share after this
  Offering                                                                       1.61
                                                                             ------------
Dilution of net tangible book value to investors in this
  Offering                                                                      $5.39
                                                                             ============

---------------

(1) Represents the initial public offering price per Share, before deducting underwriting discounts and offering expenses payable by the Company.

   The following table summarizes, on a pro forma basis as of June 30, 1996, the differences between existing stockholders and investors in this Offering with respect to the number and percentage of shares of Common Stock purchased from the Company, the amount and percentage of consideration paid and the average price paid per Share, before deduction of offering expenses and underwriting discounts:

                                    Shares Owned                     Consideration            Average Price
                          --------------------------------  -------------------------------     Per Share
                              Number         Percentage         Amount        Percentage
                          ---------------  ---------------  --------------- --------------- ----------------
Existing Stockholders        3,031,758           68.4%       $  1,413,000         12.6%          $  .47
New Investors                1,400,000           31.6%       $  9,800,000         87.4%          $ 7.00
                          ---------------  ---------------  --------------- --------------- ----------------
Total                        4,431,758          100.0%       $11,213,000         100.0%
                          ===============  ===============  =============== ===============

   The foregoing table does not include (i) 456,250 shares of Common Stock issuable upon the exercise of the Bridge Warrants at an exercise price equal to the lesser of $4.20 or 60% of the initial public offering price per share;
(ii) 468,242 shares of Common Stock issuable upon exercise of the Technologies Warrants, at an exercise price of $1.07 per share; (iii) 376,000 shares of Common Stock reserved for issuance under the Plan, options to purchase 145,036 of which have been granted under the Plan, including options to purchase 52,000 shares exercisable at $.79 per share and options to purchase 52,000 shares exercisable at $5.00 per share granted to certain of the Company's employees, and options to purchase 41,036 shares of Common Stock at an exercise price of $1.00 per share granted to certain members of the Company's board of directors; (iv) 58,964 shares of Common Stock reserved and issuable upon exercise of options granted outside the Plan to certain members of the Company's board of directors at an exercise price of $0.79 per share and (v) 15,000 shares of Common Stock issuable upon exercise of options granted outside the Plan to a non-affiliate of the Company at an exercise price of $1.00 per share. The exercise of any of such options and warrants will have a dilutive effect upon investors in this Offering. See "Management--1996 Stock Option Plan," "Certain Transactions," and "Description of Securities."

                                CAPITALIZATION

   The following table sets forth the capitalization of the Company (i) as of June 30, 1996, (ii) as of June 30, 1996 on a pro forma basis assuming the issuance of $1,825,000 aggregate principal amount of Bridge Notes and the Conversion and (iii) on a pro forma as adjusted basis to reflect the sale of 1,400,000 shares of Common Stock by the Company offered hereby at an assumed initial public offering price of $7.00 per share and the application of the estimated net proceeds therefrom. See "Use of Proceeds." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and notes thereto appearing elsewhere in this Prospectus.

                                                                          June 30, 1996
                                                          ---------------------------------------------
                                                                                           Pro Forma
                                                           Actual(1)     Pro Forma(2)    As Adjusted(3)
                                                          ------------  -------------------------------
                                                                (In thousands, except share data)
Short Term Debt, including Capital Lease Obligations        $    449       $ 1,373          $     98
                                                          ============  ============     =============
Long Term Notes Payable
   and Capital Lease Obligations                              1,399             19                19
Preferred Stock, $.001 par value, 3,000,000
   shares authorized; no shares issued and
   outstanding actual, pro forma and as adjusted                 --             --                --
Common Stock, $.001 par value, 20,000,000
   shares authorized; 2,768,600 shares issued and
   outstanding actual; 3,031,758 shares issued and
   outstanding, pro forma; and 4,431,758 shares
   issued and outstanding, as adjusted(4)                         3              3                 4
Additional Paid-in Capital                                       89          2,510            10,535
Accumulated Deficit                                          (1,997)        (2,838)           (3,418)
   Total Stockholders' Equity (Deficit)                      (1,905)          (325)            7,121
                                                          ------------  -------------    -------------
   Total Capitalization                                     $  (506)       $  (306)         $ 7,140
                                                          ============  =============    =============

---------------
(1) Gives effect to the Merger. See "Note 1" to "Notes to Financial
    Statements."


(2) Pro forma to give effect to (i) additional loan advances to the Company from Technologies in the aggregate principal amount of $150,691 received in July, 1996; (ii) the accrual of $381,845 of interest on the Company's indebtedness to Technologies through August 27, 1996 (including non-cash interest expense of $350,000 resulting from the issuance of the Technologies Warrants); (iii) the conversion by the Company of debt in the principal amount of approximately $1,320,000 into an aggregate of 263,158 shares of Common Stock pursuant to the Conversion, with the remaining $60,000 of note payable reclassified to accrued expenses ; (iv) non-cash compensation expense of $200,000 resulting from the difference between the grant price and the deemed fair value of the Common Stock underlying vested options granted in July and August, 1996 and (v) the issuance of $1,825,000 aggregate principal amount of Bridge Notes (with related expenses of approximately $258,000) of which $625,000 was purchased by Technologies, the application of the estimated net proceeds therefrom, and $550,000 of debt discount resulting from the issuance of the Bridge Warrants, a portion of which was utilized to repay $625,000 of outstanding indebtedness to Technologies. See "Certain Transactions" and "Note 10" and "Note 13" to "Notes to Financial Statements."


(3) Adjusted to give effect to (i) the sale by the Company of the 1,400,000 shares of Common Stock offered hereby at an assumed initial public offering price of $7.00 per share and the application of the estimated net proceeds therefrom and (ii) interest expense of $579,000 (including non-cash interest expense of $550,000 resulting from the issuance of the Bridge Warrants). See "Use of Proceeds" and "Note 10" and "Note 13" to "Notes to Financial Statements."

(4) Does not include (i) 456,250 shares of Common Stock issuable upon exercise of the Bridge Warrants at an exercise price equal to the lesser of $4.20 or 60% of the initial public offering price per share in this Offering; (ii) 468,242 shares of Common Stock issuable upon exercise of the Technologies Warrants, at an exercise price of $1.07 per share; (iii) 376,000 shares of Common Stock reserved for issuance under the Plan, options to purchase 145,036 of which have been granted under the Plan, including options to purchase 52,000 shares exercisable at $.79 per share and options to purchase 52,000 shares exercisable at $5.00 per share granted to certain of the Company's employees, and options to purchase 41,036 shares of Common Stock at an exercise price of $1.00 per share granted to certain members of the Company's board of directors; (iv) 58,964 shares of Common Stock reserved and issuable upon exercise of options granted outside the Plan to certain members of the Company's board of directors at an exercise price of $0.79 per share and (v) 15,000 shares of Common Stock issuable upon exercise of options granted outside the Plan to a non-affiliate of the Company at an exercise price of $1.00 per share. See "Management--Stock Option Plan," "Certain Transactions," and "Description of Securities."

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion should be read in conjunction with the accompanying financial statements and notes thereto appearing elsewhere in this Prospectus.

Overview

   Thinking Tools commenced operations in December 1993 to develop and market business simulation software. Since its inception, the Company has been engaged in research and development activities and organizational efforts, including the development of its initial products, recruiting personnel, establishing marketing and manufacturing capabilities and raising capital.


   Thinking Tools commenced commercial activities in January 1994, but to date has not generated substantial revenues from the sale of its products. Revenues generated to date have been primarily derived from software development projects completed under contracts with customers. Historically, a significant portion of such revenues have been derived from a limited number of relatively large development projects contracted for by a small number of customers. Sales to three customers during the six months ended June 30, 1996 accounted for 33%, 32% and 18%, respectively, of the Company's sales for such period. Sales to three customers during the fiscal year ended December 31, 1995 accounted for 27%, 14% and 13%, respectively, of the Company's sales for such period. Sales to two customers during the fiscal year ended December 31, 1994 accounted for 59% and 17%, respectively, of the Company's sales for such period. These contracts have been fully or substantially completed as of September 30, 1996. The Company historically has not had and at September 30, 1996 did not have any substantial firm order backlog. To the extent that the Company's business continues to be derived from a limited number of large customer orders, any inability by the Company as it completes such orders to obtain new orders could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is currently working on a limited number of customer orders. There can be no assurance that the Company will obtain additional sources of revenue prior to completing such projects. The Company's current strategy is to change its focus from custom projects to self-funded development of simulations for broader markets by leveraging its existing products and technology platform to become a product-oriented, sales-driven company. See "Business--Growth Strategy" and "Risk Factors--Fluctuations in Operating Results; Substantial Revenues Derived from Limited Customers."


   As of June 30, 1996, the Company had experienced cumulative losses of $1,997,000 and had not experienced any quarter of profitable operations. The Company expects to incur additional operating losses for the foreseeable future. The Company's operations to date have been funded primarily through private sales of debt and equity securities.

   Thinking Tools expects to incur substantial operating expenses in the future to support its development costs, expand its sales and marketing capabilities and organization, expand its work force and for other general and administrative expenses. The Company's results of operations may vary significantly from quarter to quarter during this period of development.

Results of Operations

   Comparison of six months ended June 30, 1996 and June 30, 1995

   Revenues. Revenues for the six months ended June 30, 1996 decreased by $42,000, or 6%, to $634,000, from $676,000, for the six months ended June 30, 1995. During each of such periods the Company's revenues were derived primarily from a relatively small number of development contracts. See "Business--Customers."

   Gross Margin. Gross margin for the six months ended June 30, 1996 were 44% of revenues as compared with 45% of revenues for the six months ended June 30, 1995.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $175,000, or 49%, for the six months ended June 30, 1996 to $532,000, or 84% of revenues, from $357,000, or 53% of revenues, for the six months ended June 30, 1995. Selling expenses included costs of preparing project proposals and software demonstrations. General and administrative expenses consisted primarily of labor costs and consulting expenses. The increase in selling, general and administrative expenses was primarily due to increased consulting expenses, travel expenses, new insurance policy premiums, recruiting fees and increased involvement by the Company's technical development team in the preparation of Company's proposals and presentations.

   Upon completion of this Offering, the Company intends to hire additional personnel to expand the Company's marketing and sales capabilities. See "Business--Marketing and Sales Strategy." Additionally, the Company expects general and administrative expenses to increase in future periods as the Company incurs additional costs related to being a public company and expands its staff and facilities.

   Research and Development. Research and development expenses for the six months ended June 30, 1996 decreased by $114,000, or 66%, to $60,000, or 9% of revenues, from $174,000, or 26% of revenues, for the six months ended June 30, 1995. This decrease was primarily due to the shifting of development efforts from initial internal software development to customer software development contracts.

   As the Company's business strategy shifts from custom development projects to product sales, the Company expects that research and development expenses will increase. See "Business--Growth Strategy" and "Risk Factors--Risks Associated with Growth Strategy."

   Interest Expense. Interest expense for the six months ended June 30, 1996 increased by $17,000, or 28%, to $77,000, or 12% of revenues from $60,000, or 9% of revenues, for the six months ended June 30, 1995. This increase was primarily due to the conversion of $180,000 of accrued interest due to Technologies into debt, borrowings of $52,100 under a bank line of credit and an additional loan from Technologies in the amount of $352,000, which loans bear interest at rates of 10%, prime plus 5% and prime plus 7%, respectively.

   Other Income. Other income for the six months ended June 30, 1996 increased by $33,000, or 330% to $43,000, or 7% of revenues from $10,000, or 1% of revenues, for the six months ended June 30, 1995. This increase was primarily due to an increase in fees received for assisting customers with product presentations and demonstrations in connection with the resale by such customers of the Company's products.

   Net Loss. As a result of the foregoing, net loss for the six months ended June 30, 1996 increased by $66,000, or 24%, to $346,000 from $280,000 for the six months ended June 30, 1995.

   Comparison of years ended December 31, 1995 and 1994

   Revenues. Revenues for the year ended December 31, 1995 ("Fiscal 1995"), increased by $483,000, or 57%, to $1,329,000 from $846,000 for the year ended December 31, 1994 ("Fiscal 1994"). This increase was primarily due to an increase during Fiscal 1995 in the number of contract projects. See "Business--Customers."

   Gross Margin. Gross margin for Fiscal 1995 increased to 47% of revenues from 13% of revenues for Fiscal 1994. This increase was partially due to improved control of project costs in Fiscal 1995 as well as more skillful pricing and contract negotiating. Overruns on two projects in 1994 (both incurring losses) reflected the unanticipated high level of costs involved in developing the Company's complex agent-based simulation software.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses for Fiscal 1995 increased by $356,000, or 90%, to $751,000, or 57% of revenues, from $395,000, or 47% of revenues, for Fiscal 1994. This increase was primarily attributable to increased labor costs and consulting expenses in connection with the Company's efforts to establish a management team and increases in travel expenses and insurance policy premiums.

   Research and Development. Research and development expenses for Fiscal 1995 decreased by $61,000, or 16%, to $328,000, or 25% of revenues, from $389,000, or 46% of revenues, for Fiscal 1994. This decrease reflected the increased maturity of the Company's agent-based simulation development tools and techniques.

   Interest Expense. Interest expense for Fiscal 1995 increased by $84,000, or 150%, to $140,000, or 11% of revenues, from $56,000, or 7% of revenues, for Fiscal 1994. This increase was primarily due to the borrowing from Technologies of $1,200,000 in September 1994 and, during the second half of Fiscal 1995 borrowings under a bank line of credit with an outstanding balance as of December 31, 1995 of $79,000 and from Technologies with an outstanding balance as of December 31, 1995 of $122,000, which loans bear interest at rates of 10%, prime plus 5% and prime plus 7%, respectively.

   Other Income. Other income for Fiscal 1995 increased to $10,000 from none in Fiscal 1994, which increase resulted from an insurance payment on property losses.

   Net Loss. As a result of the foregoing, net loss for Fiscal 1995 decreased by $142,000 or 19%, to $589,000 from $731,000 for Fiscal 1994.

Liquidity and Capital Resources

   Since its inception and through December 31, 1995 and June 30, 1996, the Company has incurred cumulative losses aggregating approximately $1,650,000 and $1,997,000, respectively, and has not experienced any quarter of profitable operations. The Company expects to continue to incur operating losses for the foreseeable future, principally as a result of expenses associated with the Company's product development efforts and anticipated sales, marketing and general and administrative expenses. During the past two fiscal years, the Company has satisfied its cash requirements principally from advances from stockholders and private sales of equity securities and, to a limited extent, from cash flows from operations. The primary uses of cash have been to fund research and development and for sales, general and administrative expenses.

   At June 30, 1996, the Company had cash of approximately $7,000 and a working capital deficit of approximately $617,000. As of the date hereof, the Company's total debt obligations (exclusive of trade credit) consist primarily of $1,825,000 principal amount payable to the holders of the Bridge Notes. See "Certain Relationships and Related Transactions" and "Description of Securities-Bridge Notes." The Bridge Notes will be repaid using net proceeds of this Offering. See "Use of Proceeds."

   Net cash used in operating activities for Fiscal 1994, Fiscal 1995 and the six months ended June 30, 1996 totalled approximately $490,000, $297,000 and $549,000, respectively. Net cash provided by financing activities for Fiscal 1994, Fiscal 1995 and the six months ended June 30, 1996 totalled approximately $790,000, $195,000 and $405,000, respectively, reflecting the proceeds from borrowings from stockholders, offset by principal repayments of $500,000 and $27,000 in Fiscal 1994 and the six months ended June 30, 1996, respectively.

   Based on the Company's operating plan, the Company believes that the net proceeds of this Offering, together with revenues from continuing operations, will be sufficient to satisfy its capital requirements and finance its operations for at least the next 18 months. Such belief is based upon certain assumptions, and there can be no assurance that such assumptions are correct. The Company may be required to raise substantial additional capital in the future in order to carry out its business plan. In addition, contingencies may arise which may require the Company to obtain additional capital. Accordingly, there can be no assurance that such resources will be sufficient to satisfy the Company's capital requirements for such period. The Company anticipates that any additional financing required to meet its current plans for expansion may take the form of the issuance of common or preferred stock or debt securities, or may involve other debt financing. Such financing may involve secured or unsecured debt financing. To the extent that the Company elects to obtain debt financing, the lender may impose certain restrictive covenants on the Company and upon any default by the Company on such debt financing, and a liquidation of the Company, the rights of such lender would be superior to the rights of the holders of Common Stock, including purchasers in this Offering. There can be no assurance that the Company will be able to obtain such additional capital on a timely basis, on favorable terms, or at all. In any of such events, the Company may be unable to implement its business plan.


Inflation


   The impact of general inflation on the Company's business has been insignificant to date and the Company believes that it will continue to be insignificant for the foreseeable future.

                                   BUSINESS

The Company

   Thinking Tools develops powerful and flexible PC-based business simulation software programs that enable users to simulate real life business situations, explore complex operational problems and improve functional and problem solving skills. The Company's agent-based, adaptive simulation software has a broad range of potential business applications, including strategic planning, sales and marketing, training, competitive positioning, product marketing, operational planning, logistics and supply and demand forecasting. The Company believes that its products are unique because they combine user-friendly interactive interfaces used in sophisticated computer games with its proprietary agent-based programming to produce interactive adaptive business simulations. Agent-based, adaptive simulations can be used to model competitive situations, simulate consumer behavior, demonstrate the impact of management actions, seek system vulnerabilities and explore complex operational systems. The Company's user-friendly interfaces enable persons with no technical training to comfortably interact with complex systems.

   The Company's agent-based programming enables autonomous agents in the simulation to respond to user behaviors in unpredictable and realistic ways. In contrast to other modelling and simulation tools in use and known to the Company, which are generally built around a limited number of agents acting according to pre-programmed, deterministic algorithms, the multiplicity of autonomous agents and the results of their interactions with each other and the user give the Company's simulations a complexity that mirrors human behavior found in the real world.

   The Company's capabilities in developing highly sophisticated simulations are built upon experience gained from developing computer games, its skill in programming autonomous and adaptive agents and its large and growing library of reusable simulation objects. The Company's creative control is based on its proprietary development environment, WHITEBOARD, which supports interface building, object creation, simulation management, object management and application frameworks. WHITEBOARD simplifies and supports the construction of agent-based simulations and is the core of the development of each of the Company's simulations.


   The Company was formed to purchase, on December 30, 1993, certain assets of the Division of Maxis, a leading computer game company and creator of the simulation game SimCity(tm). Through the purchase agreement with Maxis, the Company acquired the Division's equipment, staff, work-in-progress, customers, prospects, software tools, libraries and processes.


Industry Overview


   Simulations were among the earliest computer applications. Since the first days of digital computers, simulations using equations have been applied to scientific and engineering problems. Business simulations first began to appear shortly thereafter. Companies have attempted to simulate complex adaptive systems with models that were either fixed (deterministic) or stochastic (probability-based). Alternatively, they have developed their own custom systems based on executive information system (EIS) software packages. In all cases, the models lacked the adapting and evolving characteristics of real world systems; particularly because the most interesting business systems are made up of elements (e.g., customers, competitors and markets) that adapt their behaviors to each other. The elements in these systems modify their external behavior and internal structure in order to make more efficient use of their environments. Models based on formulae alone cannot effectively recreate these complex, adaptive systems.


   In order to imitate these systems, models must themselves be adaptive. Some definitions will help to explain how this is accomplished:

   (bullet) Object. A capsule of data and logic that are thematically related.

   (bullet) Agent. An object that can act on its environment.

   (bullet) Autonomous Agent. An agent that selects its behavior with the goal of achieving a better fit to the requirements of its environment.

   (bullet) Adaptive Agent. An agent that creates new behaviors in a non-random way with the goal of achieving a progressively better fit to the requirements of its environment.

   A fusion of techniques from biology (natural selection, evolution and genetics) and from computer science (cellular automata) led to early results in development of adaptive agents during the 1970's and up to the late 1980's. The use of adaptive agents customizes the learning experience for each user by allowing the simulation to discern user vulnerabilities and confront the user with simulated events that focus on those weaknesses. This hostile environment introduces the challenges that a particular user needs most to understand. Simulation-based training using adaptive agents emphasizes diagnosis, planning and problem solving skills rather than rote learning or routine/automatic responses.

   The Company believes that adaptive simulation methods are most effective in the following applications:

   (bullet) Training. Adaptive simulation-based training focusing on real time diagnosis, planning and problem solving.

   (bullet) Rehearsal. Individual and group rehearsal of responses to simulated contingencies used to evaluate the users' ability to handle various emergencies.

   (bullet) Shared Awareness. Simulation of proposed uses of critical knowledge. Where does each department or employee fit; what does the business look like; what changes are necessary and why; what is the plan?

   (bullet) Hypothesis Testing and Rule Finding. Simulations that apply rules that govern the behavior of a critical system. What are the rules that govern the behavior of individual elements (e.g., customers within a market segment); and how do elements interact with each other?

   (bullet) Leverage Finding. Simulations that apply the present understanding of the system's condition and the rules for its elements. Where are the critical leverage points for creating big swings with economic application of force? How will the system amplify applications of force?

   The adaptive business simulation software industry is in its infancy. When computing power was prohibitively expensive, only the largest companies could hope to gain the benefit of sophisticated business simulation. But, as computing power has dropped in price, even small companies have come to possess hardware capable of supporting adaptive simulations, provided that the software is available. The market for adaptive simulation software is expected by the Company to continue to grow dramatically as the fixed cost of supporting hardware continues to drop.

   The Company believes that the use of simulation models in the business world will continue to increase as a result of the following:

   (bullet) Increasing use of computers to assist decision-makers with complex strategic issues, including operational support software for problem management and resolution.

   (bullet) Increasing corporate demand for more sophisticated forecasting tools than are provided by executive information systems and on-line analytical processing software.

   (bullet) Increasing recognition of models and simulations as cost-effective alternatives to specialized personnel in the areas of marketing and sales.

   (bullet) Increasing use of multi-media software to support collaboration among geographically separated workgroups.

   (bullet) Increasing PC performance allowing the use of advanced graphics and multi-media to represent business situations.

   (bullet) Increasing importance of competitive product positioning and shortening the development time for products.

The Thinking Tools Solution

   The Company's approach to simulation is known as agent-based, adaptive simulation (as distinct from equation-based simulation). Agent-based methods involve software environments filled with many agents. As the agents interact they individually select behavior rules that guide their actions. These actions in turn influence the rule selections made by other agents. The behavior that results from the application of all of these individual behavior rules is called emergent behavior.


   One example of emergent behavior is temperature. Although individual molecules in the atmosphere of a room have a location and velocity, they do not have temperature. Temperature results from the interactions of all of the molecules in the room's atmosphere. Temperature is a measure of emergent behavior. Emergent behavior is typically far more complex than the behavior of an individual agent particularly where the agents are adaptive. Emergent behavior simulation developed by the Company allows the behavior of a business process, organization or market to be simulated.



   The Company has combined its experience in developing agent-based simulations with experience derived from the development of computer games and their human interface style. Most software presents the user with an information surface: users put information onto the surface and the software processes it, or the software puts information onto the surface and users make use of it. The human interface used in many computer games is an artificial environment created by software and reflected in a multi-media format. Users perceive and sometimes shape or manage the systems present in those places. This style is much more closely related to film or theater than to interfaces found in other types of software. In most of its projects to date, the Company has combined the use of agent-based methods and computer game interface techniques. The Company produces software products that are accessible and adaptive. These tools make it easy for users to become involved and assume a role in the system that they are exploring.


   The Company's business process simulations treat complex management tasks which require almost continuous use of judgment, insight and problem solving skills, focusing on assisting users to develop these skills. The simulations also provide operational support that helps users as they plan and solve problems. These simulations promote the user's thinking about the complex systems upon which their operations depend. The Company believes that the principle competitive advantages of its products over other business process simulations are the adaptive nature of its simulations and its proprietary development interface, WHITEBOARD. WHITEBOARD supports interface building, object creation, simulation management, object management and application frameworks.

Growth Strategy

   The Company devoted its initial efforts to demonstrating the feasibility of the use of adaptive simulation for business applications by developing customized software programs for large clients pursuant to strategic distribution arrangements. The Company also assembled a highly-skilled technical team, established a growing library of reusable objects and enhanced its WHITEBOARD technology.

   The Company's success in completing major projects for industry leaders who have validated the concept underlying the Company's technology, has positioned it to expand the scope of its operations to include the development of internally-funded software products and the direct marketing of the Company's products, in addition to continuing to selectively accepting projects funded by third parties.

   The Company's goal is to develop a variety of simulations in divergent business areas. As a part of this strategy, the Company intends to undertake self-funded development of new simulations with broader market appeal and to adapt certain previously developed simulations, rights to which were retained by the Company, for sale as turnkey packages to new vertical markets. The Company will also, upon request, customize these packages on a project basis.

   The Company plans to continue to expand its custom business selectively, while moving to invest in specific horizontal and vertical products and distribution channels aimed at the high end corporate and professional service markets. The Company intends to focus its custom business on projects that either allow for further development of an important technology on a paid basis, or facilitate the development of relationships with distribution partners which could provide benefits to the Company beyond the custom project. Custom projects will not be limited exclusively to the corporate sector, but may include the military and intelligence communities, because of their interest in leading edge technology. An important feature of the Company's "custom" strategy is to reduce the required amount of custom development for each product, and therefore its cost. The Company will seek to accomplish this goal by increasing its use of semi-custom designs (design families) and through improved development of object library creation techniques.

   In the future, the Company may occasionally agree to work with a customer to produce a retail, shrink-wrapped product. In such cases, it is expected the customer would pay the entire cost of development and the Company would receive an ongoing royalty on all retail sales. The Company believes that only in such cases would its products be brought to market through a retail channel.


   The Company intends to build management depth and breadth and expand the Company's marketing and sales capabilities. The Company intends to hire a chief executive officer and chief financial officer. The Company also intends to hire a senior marketing and sales executive to further develop the product strategy and implement and expand the Company's distribution strategy. The Company plans to establish a small direct sales force to focus on key products and markets and to solicit custom business. The Company intends to utilize a substantial portion of the net proceeds of this Offering for implementing this growth strategy. See "Risk Factors--Limited Marketing Experience; Need for Additional Personnel," "-- Risks Associated with Growth Strategy" and "Use of Proceeds."


Products

   The Company's products are fully-graphical, interactive and provide constant graphical feedback with a wide variety of responses to the user's actions. To date, the Company's technology has been used to develop a variety of such products.

   SimRefinery is a demonstration program which was released by the Division in late 1992 and purchased by the Company along with certain assets of the Division. SimRefinery serves as the Company's model demonstration program. The program shows how supply and demand conditions interact, the impact on the financial performance of the refinery of changes in supply and demand conditions and of changes in marketplace objectives. The user learns about refineries through taking an active role in the simulation as the plant manager of the refinery.

   SimHealth is a simulation of the impact of various proposed reforms on the United States health care system and has some 5,000 objects. It simulates both the supply and demand sides of health care, shows the impact of choices and values on the financial health of the system and of its usage and demand. The program was developed for the Markle Foundation in 1994 under a contract negotiated by the Division, and assumed and completed by the Company.

   TeleSim is a simulation of the local exchange telephone market for a particular region and competitors in that region. The package simulates the world of a telephone company, including the particular user's sales and service regions and its market opportunities and vulnerabilities. The user can actively explore the impact on the financial performance of the corporation and the impact on its competitive environment of changes in the conditions of supply and demand or emphasis of different corporate objectives. Competing companies are driven by adaptive agents that base their strategies in part on the actions taken by the user. TeleSim has some 12,000 objects. Since its initial development under a contract with Coopers in 1994, subsequent versions of TeleSim have been produced and sold through Coopers to Sprint Corp. and AT&T Corp.


   Project Challenge, is a simulation for project management of information systems projects. Project Challenge users create a model of their projects, then operate the projects under benign, realistic or hostile environments. A variety of novel displays keep the user informed about project conditions, including scheduling, budget and human resources. This simulation program can assist in both training and operational roles. Project Challenge is highly sophisticated, incorporating over 15,000 objects. The development of the simulation was funded by SystemHouse; however, the Company retained the rights to create variations of this specific simulation for other kinds of project management, such as construction projects, and is currently working on other business simulation projects. The Company anticipates that Project Challenge will also serve as a foundation for training or performance support applications in other occupational fields.


Product Development

   The Company believes that its programming technology, resources and experience will allow it to move beyond the current generation of simulation products. Several advanced capabilities developed and cultivated by the Company since its inception play a critical role in its product development work.

   (bullet) The Company has developed a process for investigating, describing and modeling complex adaptive systems. Conceptual and detailed design steps in this process make it possible to translate an understanding of the complex adaptive system into specifications required by programmers to build the final product. The Company has developed and refined its ability to program adaptive agents to produce new behaviors at run time, while remaining within a range of realistic behavior.

   (bullet) The Company continues to introduce and apply newer, more powerful techniques for programming its agents, often incorporating methods based on biological processes.

   (bullet) The Company has succeeded in creating a class of "bad agents," known as Malion, to explore vulnerabilities in systems, networks or practices so that the user can then repair them.

   The following markets are ones in which the Company is either already pursuing, or plans to pursue, product applications. See "Risk
Factors--Dependence on Emerging Market for Business Simulation Software" and "--Uncertainties Related to Development of Additional Products."

   Business Management, Sales and Training. In these simulations, the Company intends to focus on markets that lend themselves specifically to the strengths of simulation, namely markets requiring simulations mirroring circumstances involving multiple central variables amongst which tradeoffs continually need to be made, with outcomes that are not always intuitively obvious. An example of a business process simulation is Project Challenge, which trains corporate employees in the art of project management. The Company has begun development of its second product in this category which will focus on the sales process and the interpersonal skills critical to the sales process. Products in the business process category generally will be designed to support easy field-modification by the training department or student, but will not require custom programming by the Company.

   Contingency and Security. These proposed simulations will provide emergency response service providers with a means of training, rehearsing and planning their disaster recovery procedures. The Company believes that this field is particularly appropriate for simulation since all parts of an organization must be involved, the actual event being prepared for happens rarely, if at all, and the consequences of the event can be disastrous if not handled properly. The first proposed product will treat information technology recovery for corporations, but related products may be developed for other forms of emergency response.

   Internet and Intranet Simulations as Marketing Tools. Simulations of a host's business would reside on its home page or intranet and combine the key properties of adaptive and interactive simulators with the accessibility of wide area networks. Because these proposed simulations will emulate games, the Company believes that internet users will view them as compelling and engaging ways to spend time. While protecting the individual consumers' identity, the site would track and provide to the host valuable marketing information relating to the way consumers learn, think and decide about the hosts' products, and depending on design perhaps, competitive products as well. In this way the host could collect valuable marketing information.

   Adaptive Supply and Distribution. The Company has completed a proof of concept simulation in the area of self-ordering distribution that the Company believes could change the way companies think about and plan their supply, distribution, replenishment and logistics capabilities. The Company believes that a simulation of this type would be of substantial interest in corporate, military and other government circles.

   Thought and Decision Processes. The Company is working on a simulation that ascribes motives, goals, thoughts and strategies to other people or groups in order to make sense of their past behavior and to anticipate their future behavior. The simulation provides users with a means of building and updating models of the thought and decision processes of other individuals or groups including, for example, the competition or other departments within an organization. The product is intended to create a picture of this dynamic and often very complex process that helps the user to explore what she knows or assumes about the process. This simulation will be used to clarify communication with others and to further understand the thought process under examination. The first application in development is in the area of complex strategic decision-making. Future commercial applications will be designed to help corporate customers as they collect, organize and apply this complex and subtle knowledge about their business decisions, or those of their competitors and customers.

Customers
Historically, the Company has sold its products to a number of large companies, as well as governmental agencies, foundations, text book and traditional publishers and consulting firms. The following list identifies certain of the Company's customers:


         Coopers & Lybrand L.L.P.       Systems Engineering Solutions, Inc.
         SHL SystemHouse, Inc.          Xerox Corp.
         Andersen Consulting L.L.P.     Harcourt General, Inc.


   Some of the Company's customers have contracted for the Company's development of specific simulations in order to resell such simulations as a value added component of their consulting or other services. The following list identifies certain end-users who have purchased the Company's products directly from customers of the Company:

         AT&T Corp.                     Sprint Corp.
         NYNEX Corporation              Pacific Telecom, Inc.
         U.S. Army                      U.S. Air Force


   Sales to three customers for the six months ended June 30, 1996 accounted for 33%, 32% and 18%, respectively, of the Company's sales for such period. Sales to three customers in Fiscal 1995 accounted for 27%, 14% and 13%, respectively, of the Company's sales for such period. Sales to two customers in Fiscal 1994 accounted for 59% and 17%, respectively, of the Company's sales for such period.


Marketing and Sales Strategy

   To date, the Company has not devoted significant financial resources to marketing, and customers have come through word-of-mouth or following referrals from Maxis and others. The Company has also generated inquiries by presentations at industry and academic forums with high level corporate audiences. John Hiles, the founder of Thinking Tools, is a highly sought after speaker at such events.


   The Company intends to distribute its product through existing channels of its strategic partners as well as by initiating direct sales to customers through its proposed sales force, and through distributors and value added resellers ("VARs"). The Company entered into a Vertical Market Software Development/ Licensing Agreement, dated October 12, 1994, with Coopers pursuant to which the Company receives a royalty from Coopers in exchange for the grant to Coopers of a worldwide, perpetual license to use and reproduce TeleSim subject to the following: (i) for a period equal to the greater of five years from Coopers' final acceptance of TeleSim or any period of one year of non-use by Coopers of TeleSim, the Company may not license or sell TeleSim worldwide without Coopers' written approval and (ii) the Company may use TeleSim in any product for use outside the telecommunications industry, and for any non-competitive product, including other products for the telecommunications industry, provided that the Company shall not use Coopers' confidential information or trademarks. The Company also entered into a Development Agreement, dated June 30, 1995, with SystemHouse, pursuant to which the Company receives a royalty from SystemHouse in exchange for the grant to SystemHouse of a worldwide, exclusive right to use, market, sell, distribute and license Project Challenge for systems integration. The Company is also in discussion with additional prospective VARs. As the Company moves into new specific product areas, it intends to seek strategic alliances in such areas. The Company plans to continue making presentations and appearances at academic forums and corporate-sponsored events.


   Proceeds from this Offering will be used to implement the Company's marketing and sales efforts. The Company expects to hire a direct sales force following this Offering. A senior marketing and sales executive is expected to be hired to further develop the product strategy and implement and expand the Company's distribution strategy. See "Risk Factors--Limited Marketing Experience; Need for Additional Personnel" and "Use of Proceeds."

Intellectual Property

   The Company does not have any patents and has not filed patent applications on its products because patents are often insufficient to protect software. The Company regards the software that it owns or licenses as proprietary and relies primarily on a combination of trade secret laws, nondisclosure agreements and other protection methods to protect its rights to its products and proprietary rights.

   It is the Company's policy that all employees and third-party developers sign nondisclosure agreements. This may not afford the Company sufficient protection for its know-how and its proprietary products, and other parties may develop similar know-how and products, duplicate the Company's know- how and products or develop patents that would materially and adversely affect the Company's business. See "Risk Factors--Uncertainties Regarding Intellectual Property."

   The Company believes that its products and services do not infringe the rights of third parties. However, there can be no assurance that third parties may not assert infringement claims against the Company, with such claims resulting in the Company being required to enter into royalty arrangements, pay other damages or defend against litigation, any of which could materially and adversely affect the Company's business.

The Core Technology Asset-WHITEBOARD


   WHITEBOARD is a collection of technologies that allows the software developer to build a business simulation for any type of company or industry. WHITEBOARD incorporates in the simulations all major variables for situations defined by the programmer. The Company's simulation development process allows the programmer to change variables and to see the effect of any other combination of variables. WHITEBOARD is comprised of four main components:


   (bullet) An object-oriented database engine to manage and access thousands of objects while a simulation is running.

   (bullet) A library of predefined business simulation objects and tools to enable the developer to edit these objects and to build customized objects.

   (bullet) An object integration component to allow users to import and use objects from other technical environments, including other Company simulations.

   (bullet) The technical capability to add multi-media effects and approaches.

   WHITEBOARD is a powerful tool for building simulations of complex adaptive systems critical for simulating business environments. WHITEBOARD was developed to provide programmers with a tool for easily building realistic business simulations with a capacity for adaptive behavior, realistic duplication of crisis or chaos situations and animation and graphical displays. While incorporating advanced object- oriented concepts, it also focuses on the graphics area and is designed for visual analysis. WHITEBOARD allows developers to add full multi-media effects including sound, graphics and digital video. This permits the designer to approach simulations in the most realistic way possible. WHITEBOARD runs on an IBM PC on Windows. It is written in the widely used language C and it runs with Novell software in a workgroup environment. It is unique in its ability to run in the PC environment.


   The object-oriented database allows developers to build complex applications by importing existing objects from other of the Company's applications--both finished products and work-in-progress. The developer can also edit existing simulation objects or add new types of simulation objects to simulate new types of situations. In effect, the engine is a specialized tool for rapidly building business simulations. For example, a family of performance support or training applications for related occupations could be developed substantially faster than Project Challenge--the foundation upon which they could be based.


   The Company plans to enhance WHITEBOARD to include tools that will allow the developer to build customized simulation objects based on library objects or other objects. The library of objects built into WHITEBOARD can be further extended so that generic situations and processes can be highly customized to the precise application required by the developer.


   The WHITEBOARD technology has been validated through use in the development of the Company's products. Developers have been able to carry out design, simulation and testing that would have otherwise been inordinately time consuming and expensive, at a fraction of the cost and the time spent. Use of WHITEBOARD has reduced the time required for prototyping the simulation and testing the marketing and launch of a product to a few months. The ability of WHITEBOARD to contribute to reductions in cycle time and to model strategic choices provides a significant competitive factor to the Company.

Competition

   The market for business simulation software is highly competitive, subject to rapid technological change and emerging industry standards. The Company believes that the principal competitive factors in its markets are product performance, product maintenance, support and price. The software industry in general is highly competitive and most established companies in the business software field are substantially larger and have greater financial resources than the Company. See "Risk Factors--Technological Change; Risk of Obsolescence; Industry Standards" and "--Competition"

   Presently, internal development of business simulations by companies seeking simulation capability represents the main source of competition to the Company's products and services. However, because it generally is not economical for a business to develop and continually upgrade such a product for its own needs alone, the Company believes that internal development produces a less cost effective solution to the developer's needs.

   Internal developers are currently limited to using equation-based simulation tools for their simulation program development. Equation-based models will not duplicate the adaptive or chaotic behavior of systems available from the Company. No generally available sources of tools will help corporate technical staff to design models of complex adaptive systems competitive with those of the Company. Even with programming tools for agent-based simulations, design know-how like that refined and practiced at the Company would still be required to create rich and effective tools and are unlikely to be available in an in-house setting.

   Authoring tools such as MacroMedia's Director and Asymmetrix' Toolbook can be used to develop parts of the user interface for simulations. Authoring tools are developing a rich suite of multimedia effects and are optimal for building interesting graphic user interfaces and interactive applications. However, these tools cannot match the extensive customized and specialized agent-based, adaptive simulation objects possessed by the Company.

   The Company believes that the following companies constitute the principal participants in the business simulation software market at this time:

   Aspen Technologies, Inc. ("Aspen") supplies computer-aided chemical engineering software products to the process manufacturing industries. Aspen's software allows chemical engineers to create mathematical models of manufacturing processes and to predict the performance of such procedures under varying equipment configurations and conditions.

   GSE Systems, Inc. ("GSE") designs, develops and supplies high fidelity, real time simulation software, systems and services for the energy and manufacturing industries. GSE develops simulation products for nuclear power plants, fossil fuel plants, petroleum refineries, chemical processing plants and other industrial manufacturing plants.

   Integrated Systems, Inc. provides software development tools in several industries. Its products help manufacturers develop and simulate dynamic systems.

   IntelliCorp, Inc. ("IntelliCorp.") develops and markets computer software that helps in creating knowledge-based computer systems, solving difficult problems and distributing information. IntelliCorp.'s software is aimed at the mainstream business market.

   Legacy Software, Inc. develops entertainment and education software products for homes and schools.

   Meta-Software, Inc. develops, markets and supports simulation and library generation software products for use in integrated circuit design.

   MPSI Systems, Inc. ("MPSI") develops and markets proprietary computer application software and related databases used by multi-outlet retailers. MPSI's product constructs a mathematical model of a retail market, allowing clients to simulate various market changes.

   PRI Automation, Inc. manufactures factory automation systems used in the fabrication of integrated circuits by semi-conductor manufacturers.

   Games developers may also choose to enter the business simulation software market in the future and become competitors of the Company.

   The Company believes that its combination of computer game interfaces, agent-based programming and design of complex adaptive system models differentiates its products from those of its competitors.


Government Regulation



   The Company is subject to regulation under various federal and state laws regarding, among other things, occupational safety, environmental protection, hazardous substance control and product advertising and promotion. The Company believes that it has complied with these laws and regulations in all material respects and it has not been required to take any action to correct any material noncompliance. The Company does not currently anticipate that any material capital expenditures will be required in order to comply with federal, state and local laws or that compliance with such laws will have a material effect on the financial condition or competitive position of the Company.


Personnel


   As of October 1, 1996, the Company had a total of 15 full-time employees, including Mr. John Hiles, Mr. Bruce Skidmore, seven software engineers, two designers, two artists and two administrative personnel. None of the Company's employees is represented by a labor union and the Company has not experienced any work stoppages. The Company considers its relations with its employees to be good.


   The market for qualified personnel, especially that for software engineers and programmers, is highly competitive. The Company believes that its future success will depend, in part, on its continued ability to hire, assimilate and retain qualified personnel including management, sales and marketing, executive and direct sales force personnel. See "Business--Marketing and Sales Strategy."

Facilities


   The Company's principal offices are located at One Lower Ragsdale Drive, 1-250, Monterey, California 93940. The Company leases approximately 3,776 square feet of office space at this location pursuant to a lease with KI Monterey Research, Inc. dated August 19, 1994. Annual lease payments are expected to be $104,716.14 in the year ended December 31, 1996.


Legal Proceedings


   The Company is not a party to any legal proceedings.

                                  MANAGEMENT

Officers, Directors, Key Employees and Consultants

The executive officers, directors, key employees and consultants of the Company are as follows:

        Name                Age                         Position
---------------------- ------------- ---------------------------------------
Mr. John Hiles               50      Founder, President, Secretary, Director
Mr. Fred Knoll               41      Chairman of the Board, Director
Ms. Esther Dyson             45      Director
Mr. Frederick Gluck          61      Director
Dr. Ted Prince               49      Director
Mr. Fran Saldutti            48      Director
Mr. Bruce Skidmore           37      Vice President of Engineering
Mr. Greg Rossi               40      Architect, WHITEBOARD
Mr. Rick Rosenbaum           49      Senior Applications Engineer
Mr. Mort Meyerson            57      Advisory Committee Member


John Hiles is the founder and has been President and Secretary of the Company and a member of its board of directors, since its inception. Mr. Hiles' career spans 24 years in the software industry. From 1992 to 1993, he served in various positions with Maxis Business Simulations, including that of General Manager. While with Maxis, Mr. Hiles directed the development of SimHealth and developed a means of transferring the key human interface properties of entertainment games to business and government simulations. From 1986 to 1992, Mr. Hiles was President and co-founder of Delta Logic, Inc. From 1984 to 1986, Mr. Hiles served as Senior Vice President of product development at Digital Research. From 1976 to 1983, Mr. Hiles was employed by Amdahl where he lead the development of software products. In 1984, Mr. Hiles was in charge of leading software development at Mead Data Central. Two of the many products that have been produced by organizations that he directed were GEM, one of the first graphical user interfaces for the PC, and UTS, Amdahl's highly successful mainframe-compatible UNIX operating system which foreshadowed the open systems movement by several years. Mr. Hiles holds an A.B. from the University of California at Santa Barbara and took several additional undergraduate and graduate courses in Computer Science at the University of California at Los Angeles and the University of California at Irvine.



Fred Knoll has been Chairman of the Board and a member of the board of directors since September 1994. From 1987 to the present, Mr. Knoll has been the principal of Knoll Capital Management, L.P., a venture capital firm specializing in the information technology industry. From 1985 to 1987, Mr. Knoll was an investment manager for General American Investors, responsible for the technology portfolio, and served as the United States representative on investments in leveraged buy-outs and venture capital for Murray Johnstone, Ltd. of Glasgow, Scotland. From 1983 to 1985, Mr. Knoll served as manager of venture investments for Robert Fleming, Inc., a U.K. merchant bank in New York and was responsible for managing a venture capital fund as well as managing a team whose responsibility was to identify public investment opportunities. Mr. Knoll also held investment positions with the Capital Group (Capital Research/Capital Guardian) from 1982 to 1983 and General American Investors. During the 1970's, Mr. Knoll worked in sales and marketing management for Data General and Wang Laboratories, Inc. Mr. Knoll is a director of numerous companies including Spradling Holdings, a plastics distributor, US Envirosystems a co-generation energy company, and Lamar Signal Processing, Ltd., a digital processing company, and is a principal of Valor Capital Management, L.P., a private investment limited partnership. Mr. Knoll holds a B.S. in Computer Science from M.I.T. and an M.B.A. from Columbia University in Finance and International Business.


Esther Dyson has been a member of the board of directors since October 1994. Since 1983, Ms. Dyson has served as president of EDventure Holdings, a diversified company focusing on emerging information technology worldwide, and on the emerging computer markets of Central and Eastern Europe. Since 1994, Ms. Dyson has been chairman of the Electronic Frontier Foundation and has been a member of the US Nation Information Infrastructure Advisory Council, where she co-chairs the Information Privacy and Intellectual Property Subcommittee. Ms. Dyson is a member of the board of directors of the Global Business Network, ComputerLand Poland and Cygnus Support, and she is a member of the advisory board of Perot Systems. She is a limited partner in the Maryland Software Fund. Ms. Dyson has also written articles on industry topics for the Harvard Business Review, The New York Times, The New York Times Magazine, WIRED Magazine and Forbes Magazine, among others.

Frederick W. Gluck has been a member of the board of directors since October 1994. Mr. Gluck has also served as vice-chairman and a director of Bechtel Group, Inc. since 1995 and as a member of the Board of Directors of Bechtel Enterprises, Inc. He also serves as a member of both companies' executive committees. Prior to joining Bechtel, Mr. Gluck spent more than 25 years with McKinsey & Company, and was ultimately the managing director of the Company. Mr. Gluck serves on the Harvard Business School board of directors of the Associates, the Management Education Council of the Wharton School, the U.S./ Hong Kong Economic Cooperation Committee, the Council on Foreign Relations and the Board of the International Executive Service Corps.

Ted Prince has been a member of the board of directors since October 1994. Since 1995, Dr. Prince has been the Chairman and CEO of INSCI Corporation. Since 1992, Dr. Prince has been the President and founder of Perth Ventures, Inc., an investment banking and public relations firm which specializes in the emerging information technology area. Dr. Prince is also an author, publisher and speaker in the area of emerging information technologies and market trends. He is the author and publisher of The Technology Fundamentalist, a national newsletter focusing on emerging computer technologies and market trends. Dr. Prince has started up several information technology companies including CP International, a company specializing in text retrieval software, and Harwell Computer Power, a startup in the same field. From 1984 to 1992, he served as President and CEO of several companies, including the national computer services company, Computer Power Group. From 1979 to 1984, Dr. Prince was the Chief Information Officer of the Australian Social Security Agency where he was responsible for designing the new national social welfare system.

Fran Saldutti has been a member of the board of directors since October 1994. Mr. Saldutti has been, since 1995, a managing general partner of Ardent Research Partners, L.P., a limited partnership founded in 1992 to invest exclusively in the information technology markets. From 1990 through February 1995, Mr. Saldutti served as senior technology analyst for Amerindo Investment Advisers. From 1984 through 1986 he served as Senior Vice President and Director of Research for Gartner Securities and from 1986 to 1988 as Director of Technology Research for L.F. Rothschild. Mr. Saldutti moved to the buy side in 1989 as senior technology analyst with Merrill Lynch Asset Management's Sci/Tech Fund. From 1975 to 1989 Mr. Saldutti either produced, sold or directed technology research for several leading technology brokerage firms. Mr. Saldutti maintains board directorships in other technology companies, including Kraft Kennedy, Lesser, a LAN industry systems integrator and Meta Group, a market research firm specializing in information technology. He is a member of the Software and Services Splinter Group of the New York Society of Securities Analysts.

Bruce Skidmore has been Vice President of Engineering of the Company since 1993. Mr. Skidmore has 14 years of experience in the software development industry as, among other things, a Project Manager, Engineering Manager and Director of Engineering. His technical experience is in the areas of operating system development and design, networks and application architectures. From 1992 to 1993 he worked for Maxis as Director of Product Development. From 1986 through 1992, he worked for Poquet and Delta Logic as Manager of Communications and Systems Software. From 1981 to 1986, he worked for Digital Research as a Network Project Manager. Mr. Skidmore holds a B.S. in Computer Science from California Polytechnic State University, San Luis Obispo.

Greg Rossi is the architect of WHITEBOARD and has been employed by the Company as a programmer since 1994. Mr. Rossi has 12 years of experience in the software industry focusing on object data bases and graphic user interfaces. From 1992 to 1993 he worked for Maxis as Senior Member of the Technical Staff. From 1986 to 1992 he worked for Poquet and Delta Logic as principal programmer. From 1985 to 1988 he worked for Digital Research as a senior software engineer and from 1982 to 1984 for Dialogic Systems as programmer. Mr. Rossi has a B.A. in Chemistry and Computer Science from the University of California at Santa Cruz.

Rick Rosenbaum has served as the Company's Senior Applications Engineer since its inception. Mr. Rosenbaum has 25 years of experience in the software industry specializing in computer languages and simulation applications. Prior to working at the Company, from 1992 to 1993, he served as Senior Member of the Technical Staff of Maxis and, in 1986, as Manager of the Core Languages Group of Sun Microsystems, and from 1987 to 1992 as Project Manager of Digital Research and Bank of America. Mr. Rosenbaum holds a B.S. in Electrical Engineering and an M.S. in computer science from the Georgia Institute of Technology.

The Company has agreed for the five-year period commencing upon consummation of this Offering, to nominate and use its best efforts (including the solicitation of proxies) to elect one designee of the Underwriter to the board of directors of the Company. No designee has been chosen as of the date hereof. See "Underwriting."

Advisory Committee

The board of directors of the Company has formed an advisory committee to provide it with industry and technology advice. The advisory committee currently consists of one member.

Mort Meyerson has been Chairman and CEO of Perot Systems since 1992. From 1979 to 1986 he was President and Chief Executive Officer of EDS Information Systems. Mr. Meyerson has had extensive experience in the software industry, in running large technology companies and in investing in, growing and capitalizing emerging technology companies.

Arrangements with Directors and Executive Officers

   John Hiles, President of the Company, is employed by the Company under an employment agreement (the "Employment Agreement") that is subject to automatic annual renewals unless terminated by the Company or Mr. Hiles upon 90 days' prior written notice. Pursuant to the Employment Agreement, Mr. Hiles receives a salary of $132,000 per year, which salary may be increased at the discretion of the board of directors, and may be supplemented by certain bonuses at the discretion of the board of directors of the Company. The Company believes the terms of the arrangement are no less favorable to the Company than the terms that it could have obtained from an unaffiliated third party.

   Fred Knoll, the Chairman of the Board of the Company, has provided, and continues to provide certain executive and related consulting services to the Company as requested by the Company including serving as Chairman of the Board, consulting on various aspects of the Company's business and negotiating certain contractual and employment arrangements. To date, Mr. Knoll has not been compensated for such services, however, Mr. Knoll may, in the future, be compensated for such services at the discretion of the board of directors in an amount which is not anticipated to be in excess of $150,000 per annum. Mr. Knoll is also entitled to reimbursement of any expenses which he incurs in connection with providing services to the Company. To date, Mr. Knoll has incurred unreimbursed expenses of approximately $70,000, which expenses are expected to be reimbursed from the proceeds of this Offering. Mr. Knoll, through certain affiliates, controls Thinking Technologies, L.P.

   All directors are elected for a term of one year and hold office until the earlier of their resignation, removal from office or the next annual meeting of stockholders and until their successors have been elected and qualified.

Executive Compensation


   The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995 and 1994, of Mr. Hiles, the President of the Company. Mr. Hiles (the "Named Executive Officer") was the only executive officer of the Company who received over $100,000 in compensation in the form of salary and bonus for the fiscal years ended December 31, 1995 and 1994.


                          Summary Compensation Table

                                                                          Long Term Compensation
                                                                     -------------------------------
                                           Annual Compensation               Awards         Payouts
                                   ---------------------------------
                                                                                             Long-
                                                                                              Term
                                                           Other      Restricted           Incentive
                                                           Annual        Stock    Options     Plan      All Other
Name and Principal Position   Year   Salary    Bonus   Compensation   Award(s)     SARs     Payout    Compensation
---------------------------   ----   --------  -----   ------------   ----------  -------  ---------  ------------
John Hiles,                   1995   $132,000    --          --           --         --        --           --
  President                   1994   $132,000    --          --           --         --        --           --

1996 Stock Option Plan

   The Thinking Tools, Inc. 1996 Stock Option Plan (the "Plan") was adopted by the board of directors and approved by the Company's stockholders in August 1996.

   The purpose of the Plan is to attract and retain key personnel. The Plan provides for the grant of options to acquire a maximum of 376,000 shares of Common Stock of which options to purchase 145,036 shares have been granted under the Plan, including (i) options to purchase 41,036 shares of Common Stock granted to certain members of the Company's board of directors under the Plan, at an exercise price of $1.00 per share, (ii) options to purchase 52,000 shares of Common Stock granted to certain of the Company's employees at an exercise price of $.79 per share and (iii) options to purchase 52,000 shares of Common Stock granted to certain of the Company's employees at an exercise price of $5.00 per share. The Plan permits the granting of incentive stock options ("ISOs") or non-qualified stock options ("NSOs") at the discretion of the administrator of the Plan (the "Plan Administrator"). The board of directors acts as the Plan Administrator. Subject to the terms of the Plan, the Plan Administrator determines the terms and conditions of options granted under the Plan. Options granted under the Plan are evidenced by written agreements which contain such terms, conditions, limitations and restrictions as the Plan Administrator deems advisable and which are not inconsistent with the Plan. ISOs may be granted to individuals who, at the time of grant, are employees of the Company or its affiliates. NSOs may be granted to directors, employees, consultants and other agents of the Company or its affiliates. The Plan provides that the Plan Administrator must establish an exercise price for ISOs that is not less than the fair market value per share of the Common Stock at the date of grant. Each ISO must expire within ten years of the date of grant. However, if ISOs are granted to a person owning more than 10% of the voting stock of the Company, the Plan provides that the exercise price may not be less than 110% of the fair market value per share at the date of grant and that the term of such ISOs may not exceed five years. The Plan Administrator has the authority to establish vesting periods for options granted under the Plan, or to grant options which are fully vested at the time.

   An optionee whose relationship with the Company or any related corporation ceases for any reason (other than termination for cause, death or total disability, as such terms are defined in the Plan) may exercise options in the three-month period following such cessation (unless such options terminate or expire sooner by their terms), or in such longer period determined by the Plan Administrator in the case of NSOs. Unexercised options granted under the Plan terminate upon a merger (other than a stock merger), reorganization or liquidation of the Company; however, immediately prior to such a transaction, optionees may exercise such options without regard to whether the vesting requirements have been satisfied.

   Options granted under the Plan convert into options to purchase shares of another corporation involved in a stock merger with the Company, unless the Company and such other corporation, in their sole discretion, determine that such options terminate. Such converted options become fully vested without regard to whether the vesting requirements in the option agreement for such options have been satisfied, unless the board of directors determines otherwise.

   The option exercise price may be paid in full at the time the notice of exercise of the option is delivered to the Company and must be paid in cash, by bank certified or cashier's check or by personal check. Options are nontransferable with certain exceptions. The board of directors has certain rights to suspend, amend or terminate the Plan provided stockholder approval is obtained.

Options Granted Outside the Plan

   In addition to the ISOs and NSOs which may be granted under the Plan, as at June 30, 1996 the Company has granted options to purchase an aggregate of
(i) 58,964 shares of Common Stock outside of the Plan at an exercise price of $.79 per share, to certain of its directors in connection with the directors joining the Company's board of directors and (ii) 15,000 shares of Common Stock outside of the Plan at an exercise price of $1.00 per share, to a non-affiliate of the Company.

                            PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's voting securities as of the date of this Prospectus, and as adjusted to reflect the sale of shares offered hereby by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and the Named Executive Officer, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                              Percentage of Class(1)
                                                          ------------------------------
           Name and Address             Number of Shares
         of Beneficial Owner           Beneficially Owned Before Offering After Offering
-------------------------------------  ------------------ --------------- --------------
Thinking Technologies, L.P.(2)             2,579,573            70.6%          51.0%
Mr. Fred Knoll(2)(3)                       2,579,573            70.6%          51.0%
Mr. John Hiles(4)                          1,076,677            35.5%          24.3%
Ms. Esther Dyson(5)(6)                        25,000             *              *
Mr. Frederick Gluck(6)(7)                     25,000             *              *
Dr. Ted Prince(6)(8)                          25,000             *              *
Mr. Fran Saldutti(6)(9)                       25,000             *              *
All directors and executive officers
as a group (6 persons)(2)(3)(4)(5)(6)      3,756,250           100.0%          72.8%

---------------
* Less than one percent.

(1) Percentage of ownership before this Offering is based on 3,031,758 shares of Common Stock outstanding as of the date of this Prospectus. For each beneficial owner, shares of Common Stock subject to convertible securities exercisable within 60 days of the date of this Prospectus are deemed outstanding for computing the percentage of such beneficial owner.

(2) Includes 468,242 shares of Common Stock issuable upon exercise of the Technologies Warrants and 156,250 shares of Common Stock issuable upon exercise of Bridge Warrants issued as part of the Bridge Units purchased by Technologies. Does not include 75,454 shares of Common Stock which may be purchased by Technologies from John Hiles upon the exercise of an outstanding option, for $5.00 per share. See "Certain Transactions" and "Description of Securities." The address of Thinking Technologies, L.P. is 200 Park Avenue, Suite 3900, New York, New York 10166.


(3) Includes shares beneficially owned by Thinking Technologies, L.P., a limited partnership indirectly controlled by Mr. Knoll. The address of Mr. Knoll is c/o Knoll Capital Management, 200 Park Avenue, Suite 3900, New York, NY 10166.


(4) Includes 75,454 shares of Common Stock which may be purchased by Technologies from John Hiles upon the exercise of an outstanding option for $5.00 per share. The address of Mr. Hiles is c/o Thinking Tools, Inc., One Lower Ragsdale Drive, I-250, Monterey, California 93940.


(5) The address of Ms. Dyson is c/o EDventure Holdings, Inc., 104 Fifth Avenue, 20th Floor, New York, NY 10011-6987.


(6) Includes an aggregate of 25,000 shares of Common Stock issuable to each non-affiliated director of the Company upon exercise of outstanding options. See "Management--1996 Stock Option Plan" and "-- Options Granted Outside the Plan."

(7) The address of Mr. Gluck is c/o Bechtel, Inc., 50 Beal Street, San Francisco, CA 94105.

(8) The address of Dr. Prince is c/o Perth Ventures, 342 Madison Avenue, #716, New York, NY 10173.

(9) The address of Mr. Saldutti is c/o Ardert Research Partners, 200 Park Avenue, 39th floor, New York, NY 10166.

                             CERTAIN TRANSACTIONS


   In connection with its purchase of certain assets from Maxis, and in order to fund its continuing operations, the Company entered into a stock purchase and loan agreement, dated September 28, 1994 by and between Technologies and the Company (the "Technologies Agreement"). Technologies was formed by Knoll Capital Management, L.P. in order to purchase Common Stock of the Company and to advance the funds provided for under the Technologies Agreement. The general partner of Technologies is Knoll Capital Management, L.P., an affiliate of Mr. Fred Knoll, the Company's Chairman of the Board. Mr. Mort Meyerson, a member of the advisory committee of the Company, is a limited partner in Technologies.



   Pursuant to the Technologies Agreement, Technologies purchased 61.11% of the Company's authorized and issued Common Stock, for the purchase price of $100,000 and loaned to the Company $1,200,000 (the "Loan"). The Loan was evidenced by a promissory note (the "Technologies Note") due and payable on September 27, 1999. The Technologies Note provides for the semi-annual payment of interest at ten percent (10%) per annum beginning when and if the Company realized $2,000,000 in gross income during any fiscal year. No interest has been paid on the Loan. In connection with the Technologies Agreement, Mr. Hiles executed an irrevocable proxy authorizing Knoll Capital Management, L.P. to vote his shares of Common Stock, which proxy is effective until the Company (i) is acquired through a merger or acquisition; or (ii) effects an initial public offering in the aggregate amount of $2,500,000. On and before July 29, 1996, Technologies made additional loans to the Company in an aggregate principal amount of $502,000, with interest at a rate of 10% per annum, which loans were due and payable on December 31, 1996 (the "Additional Loan"), but were repaid in connection with the Bridge Financing. In connection with the Additional Loan, Technologies received warrants to purchase 468,242 shares of Company Common Stock at an exercise price of $1.07 per share. See "Description of Securities--Technologies Warrants."



   Pursuant to the Technologies Agreement, as long as Technologies owns 20% of the Company's Common Stock, the Company may not take certain actions without the approval of the Company's board of directors. Technologies has entered into a Consent, Waiver and Amendment dated as of August 28, 1996 (the "Consent & Waiver") with the Company in connection with the Bridge Financing providing that these covenants shall terminate upon consummation of this Offering.



   In connection with the Technologies Agreement, the Company and Mr. Hiles agreed to certain co-sale rights and registration rights. Pursuant to the Consent and Waiver, these rights will terminate upon consummation of this Offering.



   In addition, in connection with the Bridge Financing, pursuant to the Consent and Waiver, the following transactions were consummated:



   Thinking Tools, Inc., a California corporation ("TTI"), was merged with and into its wholly-owned subsidiary Thinking Tools, Inc., a Delaware corporation. Pursuant to the Merger, each share of common stock of TTI outstanding prior to the Merger was exchanged for .7462 shares of Common Stock.



   Pursuant to a plan of recapitalization adopted by the Company's board of directors, Technologies converted $1,200,000 aggregate principal amount of outstanding indebtedness and $120,310 of accrued interest into an aggregate of 263,158 shares of Common Stock issued to Technologies.



   Technologies purchased $625,000 aggregate principal amount of Bridge Notes in the Bridge Financing immediately following repayment by the Company of $502,000 aggregate principal amount of outstanding indebtedness and $123,000 of accrued interest due to Technologies from the proceeds of the Bridge Financing.



   The Company has no present intention to acquire or merge with a business or company in which the Company's management or their affiliates or associates directly or indirectly have an ownership interest. All future transactions with officers, directors, affiliates and/or controlling stockholders of the Company will be on terms no less favorable than could be obtained from unaffiliated parties, and shall be approved by a majority of the directors of the Company, including a majority of the independent disinterested directors of the Company.

                          DESCRIPTION OF SECURITIES

   The following summary description of the Company's capital stock is qualified in its entirety by reference to the Company's Certificate of Incorporation. The following summary description of the securities of the Company is qualified in its entirety by reference to the Certificate of Incorporation, the Technologies Warrants, the Bridge Notes and the Bridge Warrants, forms of which have been filed as exhibits to the Registration Statement on Form SB-2 of which this Prospectus forms a part.

Common Stock

   The Company is authorized to issue up to 20,000,000 shares of Common Stock, par value $.001 per share, of which 3,031,758 shares are outstanding as of the date hereof. Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, holders of Common Stock are entitled to receive ratably, dividends when, as, and if declared by the board of directors out of funds legally available therefor and, upon the liquidation, dissolution, or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on any preferred stock. See "Risk Factors--Lack of Dividends" and "Dividend Policy." Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is validly authorized and issued, fully paid, and nonassessable.

Preferred Stock

   The Company is authorized to issue up to 3,000,000 shares of preferred stock, par value $.001 per share, of which no shares are outstanding as of the date hereof. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights, and sinking fund provisions. The issuance of any such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of the board of directors to issue preferred stock could discourage, delay, or prevent a takeover of the Company. See "Risk Factors--Anti-Takeover Effects of Certain Provisions of Certificate of Incorporation and Delaware Law."

Technologies Warrants


   The Company currently has outstanding Technologies Warrants to purchase up to 468,242 shares of Common Stock at an exercise price of $1.07 per share at any time until December 31, 2006. The Technologies Warrants contain anti-dilution provisions providing for adjustment of the exercise price and the number of shares of Common Stock underlying the Technologies Warrants upon the occurrence of certain events, including stock dividends, stock splits and recapitalizations. Technologies has agreed that it will not sell the Technologies Warrants or the shares underlying the Technologies Warrants for a period of two years from the effective date of the Registration Statement, of which this Prospectus forms a part. The Technologies Warrants also entitle the holders to certain "piggyback" registration rights with respect to the shares issuable upon exercise thereof at any time that the Company files a registration statement other than one relating solely to the sale of securities to participants in a Company employee benefit plan, one not including substantially the same information as would be required to be included in a registration statement covering the sale of such Common Stock, or one only registering Common Stock issuable upon conversion of convertible debt securities which are also being registered.

Bridge Units

   The Bridge Units consist of the Bridge Notes and the Bridge Warrants. Each Bridge Unit consists of a Bridge Note issued by the Company in the principal amount of $100,000 and a Bridge Warrant to purchase up to 25,000 shares of Common Stock at an exercise price equal to the lesser of $4.20 per share or 60% of the initial public offering price per share in this Offering. The Bridge Notes and the Bridge Warrants are separately transferable, subject to certain restrictions upon transferability.

   Bridge Notes

   The Bridge Notes bear interest at the rate of 10% per annum with interest to accrue from the date of issuance and payable in four quarterly installments on the first day of each December, March, June and September commencing on December 1, 1996 and at maturity. Principal of, and any accrued and unpaid interest on the Bridge Notes will be due and payable in full on the earlier of (i) the consummation of this Offering, (ii) one year from the date on which the Bridge Notes were issued, and (iii) the date of the closing of a sale (or the closing of the last of a series of sales) of securities by the Company or any subsidiary or affiliate thereof (other than the Bridge Notes and Bridge Warrants), the gross proceeds of which, in the aggregate, equal or exceed $1,825,000. The principal balance of the Bridge Notes, and accrued interest thereon, will be repaid with the net proceeds of this Offering. See "Use of Proceeds."

   The Company has the right, at its option, to extend the maturity date of the Bridge Notes for up to one year. In the event that (A) the Company elects to extend such maturity date for six months, then the number of shares issuable upon the exercise of each Bridge Warrant shall automatically increase by an additional 5% for each month that the Bridge Notes continue to remain outstanding during such initial six-month period; and (B) the Company elects to extend the maturity date for an additional six months thereafter, then (i) the number of shares issuable upon the exercise of each Bridge Warrant shall automatically increase by an additional 10% for each month that the Bridge Notes continue to remain outstanding during such additional six-month period; and (ii) the Underwriter shall have the right to designate a number of directors constituting a majority of the board of directors until such time as the Bridge Notes and any accrued interest thereon are paid in full.


   The Bridge Notes rank senior in right of payment to all Junior Debt of the Company, which is defined as all existing and future indebtedness other than
(i) the indebtedness represented by the Bridge Notes; (ii) capital lease obligations; and (iii) certain other indebtedness which was repaid by the Company out of the proceeds of the Bridge Financing. See "Certain Transactions." The Bridge Notes are secured by a lien on certain assets of the Company.


   Bridge Warrants


   The Bridge Warrants entitle the holders thereof to purchase, in the aggregate, up to 456,250 shares of Common Stock at an exercise price equal to the lesser of $4.20 per share or 60% of the aggregate initial public offering price per share of Common Stock in this Offering, subject to adjustment. The Bridge Warrants may be exercised at any time after issuance and expire on August 28, 2001. The shares underlying the Bridge Warrants are being registered in this Offering, and shall be subject to a two-year lock-up with the Underwriter. The Underwriter has agreed that it will not consent to the release of any holders of the Bridge Warrants from such lock-up for a period of one year from the effective date of the Registration Statement, of which this Prospectus forms a part. In addition, the holders of the Bridge Warrants are entitled to certain "piggyback" registration rights with respect to such shares except in connection with the registration of securities issuable under an employee benefit plan or in connection with certain other registration statements filed by the Company.


   The number of shares issuable upon exercise of the Bridge Warrants and the exercise price thereof may be adjusted in the event of the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications involving or in respect of the Common Stock of the Company, or an extension by the Company of the maturity date of the Bridge Notes. If the Company extends the maturity date of the Bridge Notes for a period of six months, the exercise price per share shall be decreased to the lesser of $3.50 per share or 50% of the initial public offering price per share.

Stockholder Reports

   The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may deem appropriate or as may be required by law.

Transfer Agent and Registrar

   The Company has appointed Continental Stock Transfer & Trust Company as transfer agent for the Common Stock.

Directors' Limitation of Liability and Indemnification

   The Company's Certificate of Incorporation includes provisions which (a) eliminate the personal liability of directors for monetary damages resulting from breaches of their fiduciary duty (except for liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under
Section 174 of the Delaware General Corporation Law ("DGCL"), or for any transaction from which the director derived an improper personal benefit) and
(b) indemnify the directors and officers to the fullest extent permitted by the DGCL, including under circumstances under which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

   Section 145 of the Delaware General Corporation Law permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, the Company's Certificate of incorporation requires that the Company indemnify all persons who it may indemnify pursuant thereto to the fullest extent permitted by Section 145.

   The Company's Certificate of Incorporation and Bylaws provide that the Company will indemnify each of its directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered and expenses incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is also obligated to pay the expenses of the directors and officers incurred in defending such proceedings, subject to reimbursement if it is subsequently determined that such person is not entitled to indemnification.

   In addition, the Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duties to the Company and its stockholders except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non- monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for monetary damages for misappropriation of any corporate opportunity in violation of the director's duties, for acts or omissions involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for distributions (including payment of dividends or stock repurchases or redemptions) that are unlawful under the DGCL. The provision does not affect a director's responsibilities under any other law, such as the federal securities laws. The Certificate of Incorporation further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as amended or supplemented.

   The Company maintains a policy of insurance under which the directors and officers of the Company will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Delaware Anti-Takeover Law

   The Company is subject to Section 203 of the DGCL ("Section 203") which, subject to certain exceptions and limitations, prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (for the purposes of determining the number of shares outstanding at the time the transaction commenced (for the purposes of determining the number of shares outstanding under the DGCL, those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer are excluded from the calculation); or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

   For purposes of Section 203, "a business combination" includes (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
(iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

                       SHARES ELIGIBLE FOR FUTURE SALE

   Upon completion of this Offering, the Company will have 4,431,758 shares of Common Stock outstanding (4,641,758 shares of Common Stock outstanding if the Over-Allotment Option is exercised in full). Of these shares, the 1,400,000 Shares offered hereby (1,610,000 shares if the Over-Allotment Option is exercised in full) will be freely tradeable without further registration under the Securities Act. With respect to the remainder of such shares, all officers and directors of the Company and current stockholders have agreed not to publicly sell, or otherwise dispose of any securities of the Company for a period of 12 months from the date of this Prospectus without the Underwriter's prior written consent except (i) shares issued pursuant to the Over-Allotment Option, (ii) the Underwriter's Options and the Common Stock underlying such options, (iii) the issuance of Common Stock underlying warrants and options outstanding prior to this Offering, (iv) the issuance of shares of Common Stock underlying the Bridge Warrants, (v) the issuance of shares of Common Stock or options to purchase shares of Common Stock under the Plan and the issuance of shares of Common Stock upon exercise of such options, and (vi) the issuance of any securities in connection with any acquisition which is approved by a majority of the independent directors of the Company. Notwithstanding the foregoing, up to 30% of the shares of Common Stock of each stockholder may be sold by such stockholders at any time commencing six months from the date of this Prospectus without the Underwriter's consent in the event that the last sales price for the Common Stock on its principal exchange has been at least 200% of the initial public offering price for a period of 20 consecutive trading days ending within five days of the date of such sale, and such sale is completed at a price in excess of 200% of the initial public offering price. See "Underwriting."

   All of the presently outstanding 3,031,758 shares of Common Stock are, and the 456,250 shares of Common Stock issuable upon exercise of the Bridge Warrants and the 468,242 shares issuable upon exercise of the Technologies Warrants will be, "restricted securities" within the meaning of Rule 144 and, if held for at least two years, would be eligible for sale in the public market in reliance upon, and in accordance with, the provisions of Rule 144 following the expiration of such two-year period. In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, would be entitled to sell within any three-month period a number of shares beneficially owned for at least two years that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person and who has beneficially owned shares of Common Stock for at least three years may sell such shares without regard to the volume, manner of sale, or notice requirements of Rule 144. Beginning 90 days after the date of this Prospectus, approximately 2,768,600 shares will be available for sale in reliance upon Rule 144.

   Prior to this Offering, there has been no public market for the Company's securities. Following this Offering, the Company cannot predict the effect, if any, that sales of shares of Common Stock pursuant to Rule 144 or otherwise, or the availability of such shares for sale, will have on the market price prevailing from time to time. In addition, sales by the current stockholders of a substantial number of shares of Common Stock in the public market could materially adversely affect prevailing market prices for the Common Stock. The availability for sale of a substantial number of shares of Common Stock acquired through the exercise of the Underwriter's Options, the Warrants or any options under the Plan could also materially adversely affect prevailing market prices for the Common Stock. See "Risk Factors--Future Sales of Restricted Securities."

   Up to 140,000 additional shares of Common Stock may be purchased by the Underwriter through the exercise of the Underwriter's Options during the period commencing on the date of the closing of this Offering and terminating on the fifth anniversary of such date. The Holders of the Underwriter's Options have certain demand and "piggyback" registration rights as to such options and the underlying shares of Common Stock. Such options and any and all shares of Common Stock purchased upon the exercise of the Underwriter's Options may be freely tradeable, provided that the Company satisfies certain securities registration and qualification requirements in accordance with the terms of the Underwriter's Options. See "Underwriting."

   Up to 456,250 shares of Common Stock may be purchased by the holders of the Bridge Warrants. Such holders have certain "piggyback" registration rights as to such shares commencing two years after the date of this Offering. Such shares will be freely tradeable upon such registration.

                                 UNDERWRITING

   The Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement (the form of which has been filed as an exhibit to the Registration Statement), to purchase from the Company all of the Shares offered. The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter shall be obligated to purchase all of the Shares if any are purchased by the Underwriter.

   The Underwriter has advised the Company that the Underwriter proposes to offer the Shares offered hereby to the public at the offering price set forth on the cover page of this Prospectus and that the Underwriter may allow to certain dealers, who are members of the National Association of Securities
Dealers (the "NASD"), concessions of not in excess of $       per Share, of
which not in excess of $       may be reallowed to other dealers who are
members of the NASD. After the commencement of this Offering, the public offering price, the concessions and the reallowance may be changed.

   The Company has granted an option to the Underwriter, exercisable during the 45-day period after the effective date of this Prospectus, to purchase up to an aggregate of 210,000 additional Shares at the public offering price, less the underwriting discounts and commissions. The Underwriter may exercise such option only for the purpose of covering Over-Allotments made in connection with the sale of the Common Stock offered hereby.

   The Company has agreed to indemnify the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Underwriter, the Underwriter has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

   The Company has agreed to pay the Underwriter a non-accountable expense allowance of 3% of the aggregate offering price of the Shares offered hereby (including any Shares purchased pursuant to the Over- Allotment Option), of which $35,000 has been paid to date.

   The Company has also agreed to sell to the Underwriter, or its designees, Underwriter's Options to purchase 140,000 shares at a price of $.001 per option. The Underwriter's Options will be exercisable for a period of five years, commencing on the date of this Prospectus, at an initial per share exercise price equal to 120% of the initial public offering price per share. The Underwriter's Options cannot be transferred, assigned or hypothecated for one year from the date of their issuance, except that they may be assigned, in whole or in part, to any successor, officer or partner of the Underwriter or its partners or members of the underwriting group. The Underwriter's Options may be exercised as to all or a lesser number of shares and will contain certain registration rights and antidilution provisions providing for appropriate adjustment of the exercise price and number of shares which may be purchased upon exercise, upon the occurrence of certain events. See "Risk Factors--Effect of Previously Issued Options, Warrants and Underwriter's Options on Stock Price."

   The Company has agreed that it will, on any two occasions, register the securities underlying the Underwriter's Options, the first time at the Company's expense. The Company has also agreed, during the seven year period commencing on the date of the closing of this Offering, to register on a "piggyback" basis, on an unlimited number of occasions, the securities underlying the Underwriter's Options whenever the Company files a registration statement. Notwithstanding these registration rights, the Company will not be required to register the securities underlying the Underwriter's Options if it delivers to the holders of the Underwriter's Options an opinion of counsel from counsel reasonably acceptable to such holders in form and substance reasonably acceptable to such holders that such securities are freely transferable without registration.

   The Company has granted to the Underwriter a right of first refusal with respect to any sale of securities to be made by the Company, its subsidiaries, affiliates or successors or any of the Company's stockholders owning at least 4% of the Company's capital stock outstanding as of the date of this Offering, within three years after the effective date of this Offering, which may be satisfied by payment to the Underwriter of $250,000 upon the closing of any sale of securities to which such right would otherwise have applied. In addition, the Underwriter will provide financial advisory services with respect to possible future financings or acquisitions by the Company and related matters. The Company has also agreed to pay the Underwriter a fee with respect to any merger, acquisition, joint venture, sale of securities or other business transaction, with certain exceptions, to which the Company is a party during such two-year period. Such fee will be equal to a percentage of the consideration paid or received by the Company in connection with such transaction.

   The Company has also agreed for the five-year period commencing upon consummation of this Offering, to nominate and use its best efforts (including the solicitation of proxies) to elect one designee of the Underwriter to the board of directors of the Company. No designee has been chosen as of the date hereof.

   The foregoing discussion of the material terms and provisions of the Underwriting Agreement is qualified in its entirety by reference to the detailed provisions of the Underwriting Agreement, the form of which has been filed as an exhibit to the Registration Statement on Form SB-2, of which this Prospectus forms a part.

   The Underwriter acted as placement agent in connection with the Bridge Financing. In connection therewith, the Underwriter received sales commissions of $182,500 in the aggregate, was reimbursed a total of $34,000 for certain expenses (including attorneys' fees) and was issued a total of 45,625 warrants which are identical to the Bridge Warrants (the "Placement Agent's Warrants"). The Underwriter has agreed to relinquish the Placement Agent's Warrants upon the consummation of this Offering.

   The Company and its directors, officers and the holders of all of the Company's outstanding Common Stock have agreed with the Underwriter not to sell, contract to sell or otherwise dispose of any of the Company's securities held by them for a period of 12 months following the date of this Prospectus without the prior written consent of the Underwriter, except for certain exceptions and under certain circumstances. See "Shares Eligible For Future Sale."

   Prior to this Offering, there has been no public market for the Common Stock. Consequently, the public Offering price of the Shares has been determined by arms-length negotiation between the Company and the Underwriter and does not necessarily bear any relationship to the Company's book value, assets, past operating results, financial condition, or other established criteria of value. Factors considered in determining such price included an assessment of the Company's recent financial results and current financial condition, future prospects of the Company, the qualifications of the Company's management, and other relevant factors.

                                LEGAL MATTERS

   The validity of the Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Squadron, Ellenoff, Plesent & Sheinfeld, LLP, New York, New York. Certain legal matters in connection with the Offering will be passed upon for the Underwriter by Kramer, Levin, Naftalis & Frankel, New York, New York. Squadron, Ellenoff, Plesent & Sheinfeld, LLP, has, from time to time, rendered legal advisory services to the Underwriter.

                                   EXPERTS

   The financial statements of Thinking Tools, Inc. as of December 31, 1995 and for each of the fiscal years ended December 31, 1994 and December 31, 1995, have been included herein and in the Registration Statement of which this Prospectus forms a part in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, given on the authority of that firm as experts in accounting and auditing.

                            AVAILABLE INFORMATION

   The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington D.C. 20549, a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document which has been filed as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission and copies of all or any part thereof may be obtained from the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington D.C. 20549 or at certain of the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, following approval of the Common Stock for quotation on the NASDAQ, reports and other information concerning the Company may be inspected at the offices of the NASD, 1735 K Street, N.W., Washington D.C. 20006.

                             THINKING TOOLS, INC.
                        INDEX TO FINANCIAL STATEMENTS

                                                           Page
                                                           ----
Independent Auditors' Report .............................  F-2

Balance Sheets ...........................................  F-3

Statements of Operations .................................  F-4

Statements of Stockholders' Deficit ......................  F-5

Statements of Cash Flows .................................  F-6

Notes to Financial Statements ............................  F-7

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Thinking Tools, Inc.:

   We have audited the accompanying balance sheet of Thinking Tools, Inc. (the Company) as of December 31, 1995, and the related statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thinking Tools, Inc. as of December 31, 1995, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                         KPMG Peat Marwick LLP
San Jose, California
August 16, 1996, except as to
Note 13, which is as of
August 28, 1996

                             THINKING TOOLS, INC.

                                BALANCE SHEETS

                      (In thousands, except share data)

                                                                                               June 30, 1996
                                                                                         --------------------------
                                                                      December 31,                       Pro forma
                                                                          1995           Historical      (Note 13)
                                                                      ------------       ----------      ----------
                                                                                                (Unaudited)
                              ASSETS
                       (Principally Pledged)
Current assets:
    Cash                                                                  $   152          $     7          $ 1,100
    Accounts receivable                                                       146              165              165
    Costs in excess of billings on uncompleted contracts                       11               24               24
    Prepaid expenses and other current assets                                  10               43               43
                                                                          -------          -------          -------
       Total current assets                                                   319              239            1,332
    Property and equipment, net                                               102              101              101
    Other assets                                                               11               10               10
                                                                          -------          -------          -------
       Total assets                                                       $   432          $   350          $ 1,443
                                                                          =======          =======          =======

               LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Accounts payable                                                      $     5          $    47          $    47
    Due to related party                                                       34               42               42
    Accrued expenses                                                          124              247              216
    Billings in excess of costs on uncompleted contracts                      210               71               71
    Deferred revenue                                                           30             --               --
    Notes payable                                                             201              431               80
    Current portion of capital lease obligations                               13               18               18
    Bridge notes payable                                                     --               --              1,275
                                                                          -------          -------          -------
       Total current liabilities                                              617              856            1,749

Long-term liabilities:
    Note payable                                                            1,200            1,380             --
    Interest payable                                                          155             --               --
    Long-term portion of capital lease obligations                             18               19               19
                                                                          -------          -------          -------
       Total liabilities                                                    1,990            2,255            1,768
                                                                          -------          -------          -------
Commitments and contingencies
Stockholders' deficit:
    Preferred stock, $.001 par value; 3,000,000 shares
      authorized; no shares issued and outstanding                           --               --               --
    Common stock, $.001 par value; 20,000,000
      shares authorized; 2,768,600 shares issued and outstanding,
      actual; 3,031,758 shares issued and outstanding, pro forma                3                3                3
    Additional paid-in capital                                                 89               89            2,510
    Accumulated deficit                                                    (1,650)          (1,997)          (2,838)
                                                                          -------          -------          -------
       Total stockholders' deficit                                         (1,558)          (1,905)            (325)
                                                                          -------          -------          -------
       Total liabilities and stockholders' deficit                        $   432          $   350          $ 1,443
                                                                          =======          =======          =======

               See accompanying notes to financial statements.

                             THINKING TOOLS, INC.
                           STATEMENTS OF OPERATIONS
                    (In thousands, except per share data)

                                              Years ended December 31,    Six months ended June 30,
                                              -------------------------- ---------------------------
                                                  1994         1995          1995          1996
                                              ------------  ------------  ----------    --------------
                                                                                 (Unaudited)
Contract revenues                                $  846       $1,329        $  676        $  634
Contract costs                                      736          708           374           354
                                              ------------  ------------  -----------    -----------
      Gross profit                                  110          621           302           280
                                              ------------  ------------  -----------    -----------
Operating expense:
   Selling, general, and administrative             395          751           357           532
   Research and development                         389          328           174            60
                                              ------------  ------------  -----------    -----------
                                                    784        1,079           531           592
                                              ------------  ------------  -----------    -----------
      Operating loss                               (674)        (458)         (229)         (312)
                                              ------------  ------------  -----------    -----------
Interest expense                                    (56)        (140)          (60)          (77)
Other income, net                                    --           10            10            43
                                              ------------  ------------  -----------    -----------
   Total other expenses                             (56)        (130)          (50)          (34)
                                              ------------  ------------  -----------    -----------
   Loss before income taxes                        (730)        (588)         (279)         (346)
Income tax expense                                    1            1             1             1
                                              ------------  ------------  -----------    -----------
   Net loss                                      $ (731)      $ (589)       $ (280)       $ (347)
                                              ============  ============  ===========    ===========
Net loss per share                               $(0.23)      $(0.19)       $(0.09)       $(0.11)
                                              ============  ============  ===========    ===========
Shares used in calculating per share data         3,141        3,141         3,141         3,141
                                              ============  ============  ===========    ===========

                 See accompanying notes to financial statements.

                             THINKING TOOLS, INC.

                     STATEMENTS OF STOCKHOLDERS' DEFICIT

                                (In thousands)

                                                   Common stock
                                                  ---------------        Additional
                                                                           paid-In        Accumulated    Total stockholders'
                                                Shares       Amount        capital          deficit            deficit
                                              -----------  -----------  --------------- ---------------- -------------------
Balances as of December 31, 1993                    --        $--            $--            $  (330)           $  (330)
Issuance of common stock                         2,769          3             89                 --                 92
Net loss                                            --         --             --               (731)              (731)
                                              -----------  -----------  --------------- ---------------- -------------------
Balances as of December 31, 1994                 2,769          3             89             (1,061)              (969)
Net loss                                            --         --             --               (589)              (589)
                                              -----------  -----------  --------------- ---------------- -------------------
Balances as of December 31, 1995                 2,769          3             89             (1,650)            (1,558)
Net loss (unaudited)                                --         --             --               (347)              (347)
                                              -----------  -----------  --------------- ---------------- -------------------
Balances as of June 30, 1996 (unaudited)         2,769        $ 3            $89            $(1,997)           $(1,905)
                                              ===========  ===========  =============== ================ ===================

                 See accompanying notes to financial statements.

                             THINKING TOOLS, INC.

                           STATEMENTS OF CASH FLOWS

                                (In thousands)

                                                                        Years ended                     Six months
                                                                        December 31,                  ended June 30,
                                                               ----------------------------  --------------------------------
                                                                   1994           1995            1995             1996
                                                                -----------  ---------------  -------------------------------
                                                                                                       (Unaudited)
Cash flows from operating activities:
  Net loss                                                        $ (731)        $(589)           $(280)          $(347)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                                    9            20               10              13
      Loss on disposal of assets                                       4            --               --              --
      Changes in operating assets and liabilities:
       Accounts receivable                                          (104)          (43)               5             (19)
       Prepaid expenses and other current assets                     (16)            7               (1)            (33)
       Costs in excess of billings on
         uncompleted contracts                                        79            25               (3)            (13)
       Other assets                                                   (5)           --               --               1
       Due to related party                                            1            34               18               8
       Accounts payable                                               11            (6)              53              42
       Accrued expenses                                               98           179               35             (32)
       Billings in excess of costs on uncompleted
         contracts and deferred revenue                              164            76             (124)           (169)
                                                                -----------  ---------------  --------------   --------------
           Net cash used in operating activities                    (490)         (297)            (287)           (549)
                                                                -----------  ---------------  --------------   --------------
Cash flows from investing activities:
  Purchase of equipment                                              (26)          (14)             (14)             --
  Organizational costs                                                (6)           --               --              --
                                                                -----------  ---------------  --------------   --------------
           Net cash used in investing activities                     (32)          (14)             (14)             --
                                                                -----------  ---------------  --------------   --------------
Cash flows from financing activities:
  Proceeds from issuance of short-term notes payable                  --           201               50             257
  Principal payments on capital leases                                (2)           (6)              (1)             (6)
  Proceeds from issuance of long-term debt                         1,200            --               --             180
  Proceeds from issuance of common stock                              92            --               --              --
  Principal payment on short-term notes payable                     (500)           --               --             (27)
                                                                -----------  ---------------  --------------   -------------
           Net cash provided by financing activities                 790           195               49             404
                                                                -----------  ---------------  --------------   -------------
Net increase (decrease) in cash                                      268          (116)            (252)           (145)
Cash at beginning of year                                             --           268              268             152
                                                                -----------  ---------------  --------------   -------------
Cash at end of year                                               $  268         $ 152            $  16           $   7
                                                                ===========  ===============  ==============   =============
Supplemental disclosures of cash flow information:
  Cash paid during the year:
    Income taxes                                                  $    1         $   1            $   1           $   1
                                                                ===========  ===============  ==============   =============
    Interest                                                      $   26         $  16            $   1           $ 196
                                                                ===========  ===============  ==============   =============
Noncash investing and financing activities:
  Equipment acquired under capital leases                         $   11         $  28            $  10           $  12
                                                                ===========  ===============  ==============   =============

                 See accompanying notes to financial statements.

                             THINKING TOOLS, INC.

                        NOTES TO FINANCIAL STATEMENTS

           (Information as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 is unaudited)

(1)  Summary of Significant Accounting Policies


   Thinking Tools, Inc. (the Company) was incorporated in California in December 1993 to purchase certain asssets of the business simulations division of Maxis, Inc. On December 30, 1993, the Company purchased intangible assets, a contract in process, and property and equipment from Maxis in exchange for a note payable of $500,000 which was repaid in 1994. The acquisition was accounted for using the purchase method. The purchase price was allocated to the assets acquired, based on relative fair values, as follows:


    Contracts in process                                 $115,000
    Acquired in-process research and development          330,000
    Property, equipment, and other assets                  55,000
                                                      --------------
                                                         $500,000
                                                      ==============


   The Company develops agent-based, adaptive PC-based business simulation software that has a broad range of potential applications. A majority of the Company's outstanding common stock is held by Thinking Technologies, L.P.


   In June 1996, the Board of Directors authorized a 4.1225-for-1 stock split for all outstanding shares of the Company's common stock.

   In August 1996, the Company reincorporated in the state of Delaware by merging with and into a wholly-owned subsidiary which was incorporated in Delaware in August 1996, with authorized capital consisting of 20,000,000 shares of $0.001 par value common stock and 3,000,000 shares of $0.001 par value preferred stock. Pursuant to such merger each outstanding share of the Company's common stock was exchanged for .7462 shares of common stock.

   The accompanying financial statements and notes have been restated to give effect to the stock splits and reincorporation.

   Basis of Presentation

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 13.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management include the stage of completion and the amount of costs yet to be incurred on contracts in process.

   Revenue and Cost Recognition

   Revenues from fixed-price contracts are recognized using the percentage-of-completion method, measured by input measures. Contract costs include primarily direct labor and other direct costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined. Revenues from time and materials contracts are recognized as costs are incurred.

                             THINKING TOOLS, INC.

           (Information as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 is unaudited)

(1)  Summary of Significant Accounting Policies--(Continued)

   Property and Equipment

   Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful lives or the underlying lease term.

   Research and Development

   Research and development costs are charged to expense as incurred. The Company capitalizes software development costs incurred subsequent to the establishment of technological feasibility (generally the working model). Amounts capitalized to date, net of related valuation allowances, have not been material.

   Net Loss Per Share

   Net loss per share is computed based on the weighted average number of shares of common stock outstanding, dilutive common equivalent shares from stock options and warrants using the treasury stock method and convertible debt using the if-converted method. In accordance with certain Securities and Exchange Commission (SEC) Staff Accounting Bulletins, such computations include all common equivalent shares (using the treasury stock method) issued within one year of filing of the Company's initial public offering (IPO) as if they were outstanding for all periods presented using the anticipated IPO price.

   Unaudited Interim Results

   The accompanying unaudited financial statements as of June 30, 1996, and for the six months ended June 30, 1995 and 1996 have been prepared on substantially the same basis as the audited financial statements and, in the opinion of the Company's management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein.

   Recent Accounting Pronouncements

   In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 will be effective for fiscal years beginning after December 15, 1995, and will require that the Company either recognize in its financial statements costs related to its employee stock-based compensation plans, such as stock option and stock purchase plans, or make pro forma disclosures of such costs in a footnote to the financial statements.

   The Company expects to continue to use the intrinsic value method of Accounting Principles Board Opinion No. 25, as allowed under SFAS No. 123, to account for all of its employee stock-based compensation plans. Therefore, in its financial statements for fiscal 1996, the Company will make the required pro forma disclosures in a footnote. SFAS No. 123 is not expected to have a material effect on the Company's results of operations or financial position.

                             THINKING TOOLS, INC.
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
           (Information as of June 30, 1996 and for the six months
                  ended June 30, 1995 and 1996 is unaudited)

(2)  Accounts Receivable

   A summary of accounts receivable follows (in thousands):

                                                    December 31,     June 30,
                                                        1995           1996
                                                    ------------- --------------
                                                                    (Unaudited)
   Completed contract billings                          $ 28              $ 18
   Contracts in progress billings                        118                92
   Other receivables                                      --                55
                                                    ------------- --------------
       Total                                            $146              $165
                                                    ============= ==============

(3)  Property and Equipment

   A summary of property and equipment follows (in thousands):

                                                    December 31,    June 30,
                                                        1995          1996
                                                   --------------  -----------
                                                                  (Unaudited)
   Leased equipment                                     $ 39          $ 51
   Equipment                                              79            79
   Furniture and fixtures                                  7             7
   Leasehold improvements                                  6             6
                                                   --------------  -----------
                                                         131           143
   Less accumulated depreciation and amortization         29            42
                                                   --------------  -----------
       Total                                            $102          $101
                                                   ==============  ===========

(4)  Accrued Expenses

   A summary of accrued expenses follows (in thousands):

                                             December 31,      June 30,
                                                 1995            1996
                                             ---------------  -----------
                                                             (Unaudited)
Payroll and employee benefits                    $ 72            $ 94
Legal                                              31              36
Interest                                           --              35
Other                                              21              82
                                             ---------------  -----------
    Total                                        $124            $247
                                             ===============  ===========

                              THINKING TOOLS, INC.

             (Information as of June 30, 1996 and for the six months
                   ended June 30, 1995 and 1996 is unaudited)

(5)  Uncompleted Contracts

   Costs, estimated earnings, and billings on uncompleted fixed fee contracts are summarized as follows (in thousands):

                                              December 31, 1995  June 30, 1996
                                              ----------------- ---------------
                                                                  (Unaudited)
   Costs incurred on uncompleted contracts          $ 249             $231
   Estimated earnings                                 309              208
                                              ----------------- ---------------
                                                      558              439
   Less billings to date                              757              486
                                              ----------------- ---------------
       Total                                        $(199)            $(47)
                                              ================= ===============

   They are included in the accompanying balance sheets under the following captions (in thousands):

                                                              December 31,
                                                                  1995         June 30, 1996
                                                            ----------------- ---------------
                                                                                (Unaudited)
   Costs in excess of billings on uncompleted contracts           $  11             $ 24
   Billings in excess of costs on uncompleted contracts            (210)             (71)
                                                            ----------------- ---------------
       Total                                                      $(199)            $(47)
                                                            ================= ===============

(6)  Leases

   The Company leases office space in Monterey, California, under a noncancelable operating lease expiring in 1998, which was assumed from SimBusiness, Inc. dba Maxis. Total rent expense under operating leases was approximately $13,000, $91,000, $43,000, and $52,000, for the years ended December 31, 1994 and 1995, and the six months ended June 30, 1995 and 1996, respectively.

   The Company leases certain office equipment under noncancelable leases expiring in 2000, which were assumed from SimBusiness, Inc. dba Maxis. The leases are accounted for as capital leases.

   The following is a summary of future minimum lease payments as of December 31, 1995 (in thousands):

   Year ending                                                    Capital
   December 31,                                                    leases    Operating lease
   -------------                                                ------------ ---------------
   1996                                                             $14            $ 95
   1997                                                              14              98
   1998                                                               7              25
   1999                                                               1              --
   2000                                                               1              --
                                                                ------------ ---------------
   Future minimum lease payments                                     37            $218
                                                                             ===============
   Less amounts representing interest                                 6
                                                                ------------
   Present value of future minimum lease payments                    31
   Less current installments under capital lease obligation          13
                                                                ------------
   Long-term portion of capital lease obligations                   $18
                                                                ============

                              THINKING TOOLS, INC.

             (Information as of June 30, 1996 and for the six months
                   ended June 30, 1995 and 1996 is unaudited)

(7)  Income Taxes

   The components of income tax expense for each of the years ended December 31, 1994 and 1995 are as follows (in thousands):

                            Current        Deferred         Total
                         -------------- --------------- -------------
   Federal                    $--             $--             $--
   State                       1              --               1
                         -------------- --------------- -------------
                              $1              $--             $1
                         ============== =============== =============

   The provision for income taxes differs from the amount obtained by applying the statutory federal income tax rate to income before taxes as follows (in thousands):

                                                           December 31, 1994  December 31, 1995
                                                           ----------------- ------------------
   Computed "expected" tax benefit                               $(248)             $(200)
   State franchise tax, net of federal income benefit                1                  1
   Losses not utilized                                             248                200
                                                           ----------------- ------------------
                                                                 $   1              $   1
                                                           ----------------- ------------------

   Significant components of deferred tax assets and liabilities as of December 31, 1994 and December 31, 1995 are as follows (in thousands):(7) Income Taxes--(Continued)

                                                        December 31, 1994  December 31, 1995
                                                         ----------------  -------------------
Deferred tax asset:
 Federal and state net operating loss carryforwards           $ 130              $ 369
 Acquired intangible assets                                     160                149
 Various accruals and reserves                                   --                  8
                                                         ---------------  --------------------
    Total gross deferred tax assets                             290                526
Less valuation allowance                                       (286)              (515)
                                                         ===============  ====================
    Net deferred tax assets                                       4                 11
    Total gross deferred tax liabilities                         (4)               (11)
                                                         ---------------  --------------------
    Net tax assets and liabilities                            $  --              $  --
                                                         ===============  ====================

   As of December 31, 1995, the Company has net operating loss carryforwards of $920,000 which expire for federal and state tax purposes in 2010 and 2000, respectively. Federal and California tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a shift in the ownership of the Company, which constitutes an "ownership change" as defined by the Internal Revenue Code, Section 382. The Company does not believe an ownership change has occurred.

                             THINKING TOOLS, INC.

           (Information as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 is unaudited)

(8)  Line of Credit

   On November 1, 1995, the Company entered into an agreement with a bank to borrow up to $500,000 under a revolving line of credit secured by the Company's accounts receivable. Advances on this line accrued interest at the bank's prime rate plus 1.75% (8.75% as of December 31, 1995), until April 1996, when the rate was increased to the bank's prime rate plus 5% following a default by the Company. Amounts outstanding as of December 31, 1995 and June 30, 1996 were approximately $79,000 and $52,000, respectively. The bank agreement requires the Company, among other things, to maintain minimum levels of earnings, tangible net worth, and certain minimum financial ratios. The agreement expires September 30, 1996.

   As of July 31, 1996, the Company was in default of certain provisions of the credit agreement. The bank has agreed to waive the exercise of its rights under the agreement in return for the Company's commitment to repay the entire principal balance by August 31, 1996. No future borrowings will be available under the agreement. The amounts outstanding under the agreement were repaid as of the closing of the bridge financing. (See Note 13).

(9)  Long-Term Debt

   The Company has a note payable to Thinking Technologies, L.P., a related party, with a balance of $1,200,000 and $1,380,000 as of December 31, 1995 and June 30, 1996, respectively. The note bears interest at 10% annually, due on September 27, 1999, collateralized by all company assets and the Company's common stock owned by its President. Interest is payable semiannually if specified gross profit levels are realized; otherwise, interest accrues for 18 months and is added to principal if not paid within 30 days as of March 30, 1996. Interest payable of $180,000 was converted to note payable in March 1996. The note provides for payment if specified debt or equity financing is obtained prior to maturity; fair value is not practicable to estimate because of the uncertainty of the ultimate results of the terms of the note and the lack of available similar financing. Approximately $1,320,000 of the note balance was converted into an aggregate of 263,158 shares of Common Stock in July 1996. The remaining balance was reclassified to accrued expenses. (See
Note 13).

(10) Stockholder's Options

   As of June 30, 1996, the Company has granted options, outside of the stock option plan (See Note 13), to purchase 58,964 shares of common stock at an exercise price of $0.79 per share to certain of its directors. In August 1996, the Company issued to a nonaffiliate options to purchase 15,000 shares of the common stock at an exercise price of $1.00 per share. The options vested immediately.

(11) Concentrations of Credit Risk

   The Company's business is dependent on a few customers, the loss of which could have a material effect on the Company. The following schedule summarizes past distribution of sales by major customer:

                       Years ended December 31, Six months ended June 30,
                       ------------------------ -------------------------
                          1994         1995         1995         1996
                       -----------  -----------  -----------------------
                                                       (Unaudited)
   Customer A              17%          14%          25%           0%
   Customer B              59            6            6            0
   Customer C               0           27           15           32
   Customer D               9           13           15           18
   Customer E               4            5           10            0
   Customer F               0            3            0           33

                              THINKING TOOLS, INC.

             (Information as of June 30, 1996 and for the six months
                   ended June 30, 1995 and 1996 is unaudited)

(12) Related Party Transactions

   The Company had a note payable outstanding with Thinking Technologies, L.P., a related party, of approximately $122,000 and $352,000 as of December 31, 1995 and June 30, 1996, respectively. The note bears interest at 7% annually, collateralized by the Company's accounts receivable. The original due date was December 31, 1995. The note was paid in full in August 1996 in the bridge financing (Note 13).

(13) Subsequent Events and Pro Forma Financial Information


   On July 1, 1996, in connection with a series of short-term loans from Thinking Technologies, L.P. (the Technologies Advances), the Company issued warrants to Thinking Technologies, L.P. to purchase 468,242 shares of common stock at an exercise price of $1.07 per share, expiring on December 31, 2006. The Company expects to record a non-cash interest expense of approximately $350,000 in the quarter ending September 30, 1996, in connection with the issuance of these warrants.


   Under the Company's 1996 Stock Option Plan (the Plan), options to purchase up to an aggregate of 376,000 shares of common stock may be granted to officers, directors, employees or consultants. The Plan provides for issuing both incentive stock options, which must be granted at fair market value at the date of grant, as determined by the Plan Administrator, and nonqualified stock options. Options granted under the Plan are generally immediately exercisable, vest over a period determined at the time of grant by the Plan Administrator, and must be exercised within 10 years.(13) Subsequent Events and Pro Forma Financial Information--(Continued)

   In August 1996, the Company granted options to purchase 52,000 shares of common stock to employees at $.79 per share which vested immediately. The Company also granted options to purchase 52,000 shares of common stock at $5.00 per share which vest over two years. In addition, the Company granted options to purchase 41,036 shares of common stock to members of the Company's board of directors at an exercise price of $1.00 per share which vested immediately. The Company has recorded non-cash compensation expenses of approximately $200,000 in July and August 1996 related to the difference between the deemed fair value of the common stock and the exercise price of the options at the grant date.

   On August 28, 1996, the Company closed a bridge financing which provided gross proceeds of $1,825,000 to the Company from the issuance of promissory notes and warrants to purchase 456,250 shares of common stock. The Company repaid $502,000 plus $123,000 of accrued interest related to loans from Thinking Technologies, L.P. from a portion of such proceeds. Thinking Technologies, L.P. purchased $625,000 aggregate principal amount of such notes, which remain outstanding.

   The warrants to purchase 456,250 shares of the Company's common stock are exercisable at a price equal to the lesser of $4.20 per share or 60% of the initial public offering price per share, expiring August 2001. In addition, the Company issued warrants to purchase 45,625 shares of common stock to the Placement Agent at an exercise price equal to the lesser of $4.20 per share or 60% of the initial public offering price per share.

   The Company expects to record a non-cash interest expense of approximately $550,000 in connection with the issuance of the warrants issued in the bridge financing which will be amortized over the term of the loan, which is expected to be repaid out of the proceeds of the proposed public offering.

                             THINKING TOOLS, INC.

           (Information as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 is unaudited)

(13) Subsequent Events and Pro Forma Financial Information-(Continued)

   Pursuant to a plan of reorganization, in August 1996, Thinking
Technologies, L.P. converted $1,200,000 aggregate principal amount of outstanding indebtedness, plus an aggregate of approximately $120,000 of accrued interest (see Note 9), into an aggregate of 263,158 shares of common stock.

   The effect of the above transactions has been reflected in the accompanying pro forma balance sheet as of June 30, 1996. (See below).

   On August 28, 1996, the Company's Board of Directors approved the filing of a registration statement with the SEC for the proposed public offering of 1,400,000 shares of the Company's common stock. A portion of the proceeds of the proposed public offering will be used to repay amounts outstanding under the bridge financing. In connection with the proposed public offering, the Company has agreed to sell, to its underwriter, options to purchase 140,000 common shares for $.001 per option. The options are exercisable for a period of five years, at an exercise price equal to 120% of the initial public offering price.

   The following table reflects the unaudited pro forma adjustments in the accompanying balance sheet (in thousands):

                                                                              June 30, 1996
                                                      -------------------------------------------------------------
                                                           Historical           Adjustments          Pro forma
                                                      -------------------  ---------------------  ------------------
                                                                               (Unaudited)
                                                      -------------------  ---------------------  ------------------
                       ASSETS
Current assets:
    Cash                                                    $     7               $ 1,093(a,c)        $ 1,100
    Other current assets                                        232                                       232
                                                       ------------------  ----------------------  ------------------
       Total current assets                                     239                                     1,332
    Other non-current assets                                    111                                       111
                                                       ------------------  ----------------------  ------------------
       Total assets                                         $   350                                   $ 1,443
                                                       ==================  ======================  ==================

        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Notes payable                                           $   431                  (351)(a,c)       $    80
    Bridge notes payable                                         --                 1,275 (c)           1,275
    Other current liabilities                                   425                   (31)(a,b,c)         394
                                                       ------------------  ----------------------  ------------------
       Total current liabilities                                856                                     1,749

Long-term liabilities:
    Note payable                                              1,380                (1,380)(b)              --
    Other long-term liabiliites                                  19                                        19
                                                       ------------------  ----------------------  ------------------
       Total liabilities                                      2,255                                     1,768
                                                       ------------------  ----------------------  ------------------

Stockholders' deficit:
    Common stock                                                  3                                         3
    Additional paid-in capital                                   89                 2,421(b,c,d)        2,510
    Accumulated deficit                                      (1,997)                 (841)(a,c,d)      (2,838)
                                                       ------------------  ----------------------  ------------------
       Total stockholders' deficit                           (1,905)                                     (325)
                                                       ------------------  ----------------------  ------------------
Total liabilities and stockholders' deficit                 $   350                                   $ 1,443
                                                       ==================  ======================  ==================

                              THINKING TOOLS, INC.

             (Information as of June 30, 1996 and for the six months
                   ended June 30, 1995 and 1996 is unaudited)

(13) Subsequent Events and Pro Forma Financial Information-(Continued)

(a) Gives effect to additional advances from Technologies of $151,000 and additional accrued interest of $32,000.

(b) Gives effect to the conversion by the Company of debt in the principal amount of approximately $1,320,000 into an aggregate of 263,158 shares of common stock with the remaining $60,000 of note payable reclassified to accrued expenses.


(c) Gives effect to the application of the estimated net proceeds from the private placement of $1,825,000 less $258,000 of related expenses and $550,000 related to the value attributable to the warrants (which will be amortized to interest expense over the period that the debt is outstanding), and the repayment of $123,000 and $502,000 of accrued expenses and notes payable, respectively.



(d) Represents a non-cash compensation expense of $200,000 resulting from the difference between the exercise price and the deemed fair value of common stock underlying vested options granted in July and August, and a non-cash interest expense of $350,000 resulting from the issuance of warrants on the Technologies Advances.

                                 [PHOTOGRAPH]

A screen from the Company's SimHealth product, which simulates the impact of choices and values on the financial health of the health care system and its usage and demand.

--------------------------------------------------------------------------------
  No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the Offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the dates as of such such information is furnished.

                              TABLE OF CONTENTS

                                                     Page
                                                   --------
Prospectus Summary                                     3
Risk Factors                                           8
Use of Proceeds                                       14
Dividend Policy                                       15
Dilution                                              15
Capitalization                                        17
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                 19
Business                                              23
Management                                            33
Principal Stockholders                                38
Certain Transactions                                  39
Description of Securities                             40
Shares Eligible for Future Sale                       43
Underwriting                                          45
Legal Matters                                         47
Experts                                               47
Available Information                                 47
Index to Financial Statements                        F-1


     Until , 1996 (25 days after the date hereof), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriter and with respect to their unsold allotments of subscriptions.

================================================================================

                        1,400,000 Shares



                      THINKING TOOLS, INC.



                          Common Stock

                           -----------
                           PROSPECTUS
                           -----------

                        BARINGTON CAPITAL
                           GROUP, L.P.

                                , 1996

================================================================================

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Officers and Directors.

   Article Ninth of the Certificate of Incorporation of Thinking Tools, Inc. (the "Registrant") eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such elimination of the personal liability of a director of the Registrant does not apply to (a) any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) actions prohibited under Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit.

Item. 25 Other Expenses of Issuance and Distribution.

   The following table sets forth the various expenses which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the registration fee, all amounts shown are estimates.

 SEC Registration Fee                                  $  5,565.66
NASD Registration Fee                                     2,114.04
Blue Sky Fee                                             25,000.00
Printing and Engraving                                   75,000.00
Legal fees and expenses                                 150,000.00
Accounting fees and expenses                            150,000.00
Transfer Agent fees and expenses                          5,000.00
Listing and NASDAQ SmallCap Market fees                  25,000.00
Underwriter's Non-Accountable Expense Allowance         294,000.00
Miscellaneous expenses                                   62,320.30
Total                                                  $794,000.00
                                                    ================

---------------
(1) Assuming an initial public offering price of $7.00 per Share.

(2) If the Over-Allotment Option is exercised in full, the Underwriter's Non-Accountable Expense Allowance and the Total would be $338,100 and $838,100, respectively.

Item 26. Recent Sales of Unregistered Securities.

   In the past three years, the Registrant has made the following sales of unregistered securities, all of which sales were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or as otherwise indicated herein.


   In August 1996, the Company, through Barington Capital Group, L.P., acting as placement agent, issued and sold 18.25 Units of its securities, each consisting of one $100,000 principal amount 10% Senior Note and a 5-year Warrant to purchase 25,000 shares of Common Stock at an exercise price equal to the lesser of $4.20 per share or 60% of the initial public offering price per share, at $100,000 per Unit ($1,825,000, total) solely to accredited investors. The Company believes that each issuance and sale of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. Barington Capital Group, L.P. received, for its services, a placement fee of 10% of the gross proceeds from the sale of the Units and reimbursement of certain other expenses. The names of the purchasers of such Units are as follows:

                                       Beneficial Ownership                       Beneficial Ownership After
                                        Prior to Offering           Number of              Offering
                                   -----------------------------     Shares      -----------------------------
                                     Shares       Percentage       Being Sold       Shares       Percentage
                                   ------------ ---------------  ---------------  ----------  ----------------
B&B Trading Retirement Plan            6,250           *
Alexander Mitchell                     6,250           *
Gerald Benjamin                        6,250           *
Steven A. Endquist                    12,500           *
Michael Stoyka, M.D.                   6,250           *
Peter Horrigan                         6,250           *
Lyonshare Venture Capital             56,250           *
Steve Yavers                           6,250           *
Wayne Saker                           12,500           *
Paul Matusow                           6,250           *
Floyd M. Smith                         6,250           *
Dr. Harvey Kaplan                      6,250           *
David Mitchell                        18,750           *
Oliver Mitchell                        6,250           *
Alladin Depot Partnership              6,250           *
C.M. Solomon                           6,250           *
Philip Schonfeld                       6,250           *
Eric & Suzanne Partch                  6,250           *
Dr. Gershon Stern                     12,500           *
Marvin Barish                          6,250           *
CLFS Equities, Ltd.                    6,250           *
Robert Jacobs IRA R/O                  6,250           *
John Bykowsky                          6,250           *
Robert Spitzer                         6,250           *
David Kohane                           6,250           *
Donald Heimstaedt                      6,250           *
James Levi                             6,250           *
Jerry Politzer                         6,250           *
Paul and Linda Salsgiver              12,500           *
Guy Montanari                          6,250           *
Woodland Partners                     25,000           *
Thinking Technologies, L.P.          156,250           *


----------------
* less than 1%



   In August 1996, the Company issued an aggregate of 145,036 options under its Stock Option Plan including (i) options to purchase 10,259 shares of Common Stock at an exercise price of $1.00 per share to each of Ted Prince, Fred Gluck, Esther Dyson and Fran Saldutti, directors of the Company, (ii) 52,000 options at an exercise price of $0.794 per share to each of:



Bruce Skidmore                 14,000
Rick Rosenbaum                 11,000
Greg Rossi                      5,000
Mike Bailey                     3,000
Debra Lavoy                     3,000
Riddle Kaufman                  3,000
Wendy Wibbens                   3,000
Bernadette Smith                2,000
Randy Jones                     2,000
Bill Wiltshko                   2,000
Nancy Keleher                   2,000
Kelly McFadden                  1,000
Marianne Marinovich             1,000
and (iii) 52,000 options at an exercise price of $5.00 per share to each of:



Bruce Skidmore           10,000
Rick Rosenbaum            8,000
Greg Rossi                8,000
Mike Baily                3,000
Debra Lavoy               3,000
Riddle Kaufman            3,000
Wendy Wibbens             3,000
Bernadette Smith          2,000
Randy Jones               2,000
Bil Wiltshko              2,000
Nancy Keleher             2,000
Kelly McFadden            1,000
Marianne Marinovich       1,000


The Company believes that the issuance of these options was exempt from registration pursuant to Sections 3(b) and 4(2) of the Securities Act and Rule 701 promulgated thereunder.



   In September 1994, pursuant to the Technologies Agreement, Technologies purchased 61.11% of the Company's authorized and issued Common Stock for the purchase price of $100,000, and loaned to the Company $1,200,000. In August 1996, such loan, including accrued interest thereon, was converted to 263,158 shares of Common Stock. In July 1996, Technologies made additional loans to the Company in an aggregate principal amount of $502,000 and received the Technologies Warrants to purchase 468,242 shares of Common Stock. In August 1996, upon the repayment by the Company of such loan, including accrued interest thereon, Technologies purchased 6.25 units in the Bridge Financing. The Company believes that each such transaction was exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder.



   The Company has granted options to purchase an aggregate of 73,964 shares of Common Stock to certain members of the Company's board of directors and to employees, including options to purchase 14,741 shares of common stock at an exercise price of $.79 per share to each of Ted Prince, Fred Gluck, Esther Dyson and Fran Saldutti, directors of the Company and options to purchase 15,000 shares of common stock at an exercise price of $1.00 per share to James Houston, Esq. The Company believes that the issuance of such options was exempt from registration pursuant to Sections 3(b) and 4(2) of the Securities Act.

Item 27. Exhibits


(a) The following exhibits are filed herewith:


Exhibit No.
------------------------------------------------------------------------------------------------------
 1.1*     Form of Underwriting Agreement

 3.1*     Certificate of Incorporation of Thinking Tools, Inc.

 3.2*     By-Laws of Thinking Tools, Inc.

 4.1*     Form of Underwriter's Option Agreement

 4.2*     1996 Stock Option Plan

 4.3      Form of Stock Certificate

 4.4*     Form of Private Placement Investors' Warrant

 4.5      Technologies Warrant

 4.6*     Form of Private Placement Note

 4.7      Form of Lock-up Agreement

 5.1      Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP

10.1      Employment Agreement between the Company and John Hiles

10.2*     Form of Consulting Agreement

10.3      Development Agreement between the Company and SystemHouse dated June 30, 1995

10.4      Services Agreement between the Company and SystemHouse dated March 8, 1995

10.5      Vertical Market Software Development/Licensing Agreement between the Company and Coopers dated October 12, 1994

10.6      Technologies Agreement between the Company and Technologies dated September 26, 1994

10.7      Consent, Waiver and Amendment between the Company and Technologies dated August 31, 1996

10.8      Lease between the Company and KI Monterey Research, Inc. dated August 19, 1994, as amended

11.1*     Computation of Net Loss Per Share

23.1      Consent of KPMG Peat Marwick LLP

23.2      Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (contained in the Opinion filed as
          Exhibit 5.1).

24.1*     Power of Attorney (Included on page II-5)

------------------
* Previously filed.


Item 28. Undertakings

(a) The undersigned Registrant hereby undertakes that it will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:



     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution;

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide Offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

   (b) The Registrant hereby undertakes to provide the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (d) The Registrant hereby undertakes that it will:

    (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered in the registration statement, and that Offering of the securities at that time as the initial bona fide Offering of those securities.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Monterey, California on October 11, 1996.


                                        THINKING TOOLS, INC.


                                        By: /s/ John Hiles
                                            ----------------------
                                            John Hiles
                                            President



   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                             Title                       Date
--------------------------------- ---------------------------------    ----------------
/s/ John Hiles                    President (Principal Executive,      October 11, 1996
-----------------------           Accounting and Financial
John Hiles                        Officer) and Director

/s/ Fred Knoll*                   Chairman of the Board and            October 11, 1996
-----------------------           Director
Fred Knoll

/s/ Esther Dyson*                 Director                             October 11, 1996
-----------------------
Esther Dyson

/s/ Frederick Gluck*              Director                             October 11, 1996
-----------------------
Frederick Gluck

/s/ Ted Prince*                   Director                             October 11, 1996
-----------------------
Ted Prince

/s/ Fran Saldutti*                Director                             October 11, 1996
-----------------------
Fran Saldutti

*By: /s/ John Hiles John
-----------------------
Hiles, Attorney-in-Fact

The Offering



PROSPECTUS
----------
                  SUBJECT TO COMPLETION DATE           , 199
                         THINKING TECHNOLOGIES, INC.

   This Prospectus relates to the Offering (the "Offering") by certain selling stockholders (the "Selling Stockholders") of 596,250 shares (the "Shares") of Common Stock, par value $.001 per share which may be sold from time to time by the Selling Stockholders, or by transferees, on or after the date of this Prospectus, subject to contractual restrictions which provide that such securities may not be sold for a period of 12 months after the closing of the Company Offering (defined below) without the prior written consent of Barington Capital Group, L.P., the underwriter of the Company Offering (the "Underwriter"). See "Certain Transactions," "Risk Factors-- Shares Eligible for Future Sale; Registration Rights--and Potential Adverse Effects from Sales of Selling Stockholder Securities", "Description of Securities," "Selling Stockholders" and "Concurrent Sales By Selling Stockholders."


   No underwriting arrangements have been entered into by the Selling Stockholders. The distribution of the Shares by the Selling Stockholders may be effected from time to time in transactions on the Nasdaq SmallCap Market in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by the sale of the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Usual and customary or specifically negotiated brokerage fees or commission may be paid by the Selling Stockholders in connection with sales of the Shares. No underwriting arrangements have been entered into by the Selling Stockholders.


   The Selling Stockholders and intermediaries through whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

   The Company will not receive any proceeds from sales of the Shares. See "Selling Stockholders."

   A registration statement under the Act has been filed with the Securities and Exchange Commission with respect to an underwritten public offering on behalf of the Company of 1,400,000 shares of Common Stock, plus up to 210,000 shares which may be offered pursuant to the exercise of the Underwriter's over-allotment option (the "Company Offering"). See "Concurrent Sales By Company."

   AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED CAREFULLY AND ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8 HEREIN.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    Alt-1

                                 The Offering

 Securities Offered                               596,250 shares of Common Stock, $.001 par value per share.
                                                  See "Description of Securities." See "Certain Transaction"
                                                  "Risk Factors--Shares Available for Future Sale and
                                                  Potential Adverse Effects from Sales of Selling Stockholder
                                                  Securities" and "Description of Securities." No
                                                  underwriting arrangements have been entered into by the
                                                  Selling Stockholders. See "Selling Stockholders."

Common Stock Outstanding after the
  Company Offering(1)(2)                          4,431,758

Shares of Common Stock to be Outstanding
  After this Offering(1)(2)                       5,058,008

Use of Proceeds                                   The Company will not receive any proceeds from the sale of the Shares.

Risk Factors                                      An investment in the securities offered hereby involves
                                                  certain risks and immediate substantial dilution.
                                                  Prospective investors should consider carefully the factors set forth under "Risk Factors."

Trading Symbol                                    The Common Stock is traded on the Nasdaq SmallCap Market
                                                  under the symbol TSIM.

---------------
(1) Does not include (i) 456,250 shares of Common Stock issuable upon exercise of warrants (the "Bridge Warrants") to purchase Common Stock at an exercise price equal to the lesser of $4.20 or 60% of the initial public offering price per share in the Company Offering issued by the Company to purchasers of its 10% Senior Secured Promissory Notes (the "Bridge Notes") in connection with a debt financing consummated prior to the Company Offering (the "Bridge Financing"); (ii) 468,242 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock at an exercise price of $1.07 per share issued to Thinking Technologies, L.P. ("Technologies"), a principal stockholder of the Company (the "Technologies Warrants"); (iii) 376,000 shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan (the "Plan"), options to purchase 145,036 of which have been granted under the Plan, including options to purchase 52,000 shares exercisable at $.79 per share and options to purchase 52,000 shares exercisable at $5.00 per share granted to certain of the Company's employees, and options to purchase 41,036 shares of Common Stock at an exercise price of $1.00 per share granted to certain members of the Company's board of directors; (iv) 58,964 shares of Common Stock issuable upon exercise of outstanding options granted to certain members of the Company's board of directors outside of the Plan at an exercise price of $0.79 per share; and (v) 15,000 shares of Common Stock issuable upon exercise of options granted outside of the Plan to a non-affiliate of the Company at an exercise price of $1.00 per share. See "Management--1996 Stock Option Plan", "Certain Transactions", and "Description of Securities."

(2) Does not include (i) up to 210,000 shares of Common Stock issuable upon exercise of the Over- Allotment Option and (ii) 140,000 shares of Common Stock issuable upon exercise of the Underwriter's Options.

                                    Alt-2

                         CONCURRENT SALES BY COMPANY

   A registration statement under the Securities Act of 1933 (the "Act") has been filed by the Company with the Securities and Exchange Commission with respect to an underwritten public offering by the Company of 1,400,000 shares of Common Stock, plus 210,000 shares which may be offered pursuant to exercise of the Underwriter's over-allotment option.


   Concurrent sales of securities by both the Company and by the Selling Stockholders would likely have an adverse effect on the market price of the Common Stock. The Shares are subject to contractual restrictions upon resale with the Underwriter. See "Selling Stockholders--Lock-Up Arrangements", "Risk Factors--Shares Eligible for Future Sale; Registration Rights--and Potential Adverse Effects from Sales of Selling Stockholder Securities" and "Description of Securities."



                                    Alt-3

                             SELLING STOCKHOLDERS

The following table sets forth the name of each person who is a Selling Stockholder, the number of Selling Stockholder Securities owned by each person's account, the percentage or outstanding shares of Common Stock of the Company owned by such person prior to this Offering, the number of shares being sold by such person, the number of shares of Common Stock such person will own after the completion of this Offering, and the percentage of outstanding shares of Common Stock of the Company owned by such person after the completion of this Offering.

                                       Beneficial Ownership                       Beneficial Ownership After
                                        Prior to Offering           Number of              Offering
                                   -----------------------------     Shares      -----------------------------
                                     Shares       Percentage       Being Sold       Shares       Percentage
                                   ------------ ---------------  ---------------  ----------  ----------------
B&B Trading Retirement Plan            6,250           *
Alexander Mitchell                     6,250           *
Gerald Benjamin                        6,250           *
Steven A. Endquist                    12,500           *
Michael Stoyka, M.D.                   6,250           *
Peter Horrigan                         6,250           *
Lyonshare Venture Capital             56,250           *
Steve Yavers                           6,250           *
Wayne Saker                           12,500           *
Paul Matusow                           6,250           *
Floyd M. Smith                         6,250           *
Dr. Harvey Kaplan                      6,250           *
David Mitchell                        18,750           *
Oliver Mitchell                        6,250           *
Alladin Depot Partnership              6,250           *
C.M. Solomon                           6,250           *
Philip Schonfeld                       6,250           *
Eric & Suzanne Partch                  6,250           *
Dr. Gershon Stern                     12,500           *
Marvin Barish                          6,250           *
CLFS Equities, Ltd.                    6,250           *
Robert Jacobs IRA R/O                  6,250           *
John Bykowsky                          6,250           *
Robert Spitzer                         6,250           *
David Kohane                           6,250           *
Donald Heimstaedt                      6,250           *
James Levi                             6,250           *
Jerry Politzer                         6,250           *
Paul and Linda Salsgiver              12,500           *
Guy Montanari                          6,250           *
Woodland Partners                     25,000           *
Thinking Technologies, L.P.          156,250           *

-----------
* less than 1%

Lock-Up Arrangements


   The Selling Stockholders have agreed prior to the closing of the Company Offering that they will not publicly sell, offer to sell, contract to offer to sell, transfer, assign or pledge any of the Shares which are being registered on their behalf by the Registration Statement of which this Prospectus forms a part, for a period of 12 months from the closing of the Company Offering without the prior written consent of the Underwriter. The Underwriter has agreed that it will not consent to the release of any holders of the Bridge Warrants from such lock-up for a period of one year from the effective date of the Company Offering. See "Risk Factors--Shares Available for Future Sale and Potential Adverse Effects from Sales of Selling Stockholder Securities", "Description of Securities", and "Certain Relationships and Related Transactions."



                                    Alt-4

Plan of Distribution


   The distribution of the Shares by the Selling Stockholders may be effected from time to time in transactions on the Nasdaq in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by the sale of the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of the Shares. No underwriting arrangements have been entered into by the Selling Stockholders.

   The Selling Stockholders and intermediaries through whom the Shares are sold may be deemed "underwriters" without the meaning of the Act with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Act.


                                    Alt-5

                                 Exhibit Index
------------------------------------------------------------------------------------------------------
 1.1*     Form of Underwriting Agreement

 3.1*     Certificate of Incorporation of Thinking Tools, Inc.

 3.2*     By-Laws of Thinking Tools, Inc.

 4.1*     Form of Underwriter's Option Agreement

 4.2*     1996 Stock Option Plan

 4.3      Form of Stock Certificate

 4.4*     Form of Private Placement Investors' Warrant

 4.5      Technologies Warrant

 4.6*     Form of Private Placement Note

 4.7      Form of Lock-up Agreement

 5.1      Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP

10.1      Employment Agreement between the Company and John Hiles

10.2*     Form of Consulting Agreement

10.3      Development Agreement between the Company and SystemHouse dated June 30, 1995

10.4      Services Agreement between the Company and SystemHouse dated March 8, 1995

10.5      Vertical Market Software Development/Licensing Agreement between the Company and Coopers dated October 12, 1994

10.6      Technologies Agreement between the Company and Technologies dated September 26, 1994

10.7      Consent, Waiver and Amendment between the Company and Technologies dated August 31, 1996

10.8      Lease between the Company and KI Monterey Research, Inc. dated August 19, 1994, as amended

11.1*     Computation of Net Loss Per Share

23.1      Consent of KPMG Peat Marwick LLP

23.2      Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (contained in the Opinion filed as
          Exhibit 5.1).

24.1*     Power of Attorney (Included on page II-5)

------------------
* Previously filed.


Item 28. Undertakings

(a) The undersigned Registrant hereby undertakes that it will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:



     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;